As filed with the Securities and Exchange Commission on April 5, 2023

File No. 000-_______

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

AVALA BDC I, INC.
(Exact name of registrant as specified in charter)

Delaware	XX-XXXXXXX
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

6160 Warren Parkway, Suite 100 Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(866) 232-1031

(Registrant’s telephone number, including area code)

with copies to:

David J. Abell

Chief Executive Officer

6160 Warren Parkway, Suite 100

Frisco, Texas 75034

And

Avala Partners, LLC

11024 Montgomery Blvd. NE STE 210

Albuquerque, NM 87111

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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EXPLANATORY NOTE

Avala BDC I, Inc. is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on a voluntary basis in order to permit it to file an election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community.

In this Registration Statement, except where the context suggests otherwise:

•	the terms “we,” “us,” “our,” and “Company,” refer to Avala BDC I, Inc.;

•	the term “Adviser” refers to Atomi Financial Group, Inc., a Registered Investment Adviser, the firm that will serve as our investment adviser;

•	the term “Administrator” or “Avala Partners” refers to Avala Partners, LLC, a New Mexico limited liability company, that will serve as our administrator;

and

•	the term “Avala” refers to Avala BDC I, Inc., a Delaware corporation, and its subsidiaries and affiliates.

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Company will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “1933 Act”).

This Registration Statement registers shares of the Company’s common stock (“Shares,” each a “Share”), par value $0.001 per share under the 1934 Act; however:

•	the Company’s Shares may not be sold without the written consent of Adviser;

•	the Shares are not currently listed on an exchange, and it is uncertain whether they will be listed or whether a secondary market will develop; and

•	an investment in the Company may not be suitable for investors who may need the money they invest in a specified time frame.

The Shares are considered to be illiquid and investors should be aware of the following:

•	Repurchases of Shares by the Company, if any, are expected to be very limited.

•	Investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Company.

•	The Company intends to invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

•	The privately-held companies and below-investment-grade securities (“junk” bonds) in which the Company will invest will be difficult to value and are illiquid.

•	Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

•	The Company will elect to be regulated as a BDC under the 1940 Act, which imposes numerous restrictions on the activities of the Company, including restrictions on leverage and on the nature of its investments.

Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act. We also will be subject to the proxy rules in Section 14 of the 1934 Act, and our directors, officers, and principal stockholders will be subject to the reporting requirements of Sections 13 and 16 of the 1934 Act.

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FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

o	our future operating results;

o	our business prospects and the prospects of our portfolio companies;

o	the dependence of our future success on the general economy and its impact on the industries in which we invest;

o	the impact of a protracted decline in the liquidity of credit markets on our business;

o	the impact of increased competition;

o	the impact of fluctuations in interest rates on our business and our portfolio companies;

o	our contractual arrangements and relationships with third parties;

o	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

o	actual and potential conflicts of interest with Avala and other affiliates of Avala and of Adviser;

o	the ability of our portfolio companies to achieve their objectives;

o	the use of borrowed money to finance a portion of our investments;

o	the adequacy of our financing sources and working capital;

o	the timing of cash flows, if any, from the operations of our portfolio companies;

o	the ability of Adviser to locate suitable investments for us and to monitor and administer our investments;

o	the ability of Adviser or its affiliates to attract and retain highly-talented professionals;

o	our ability to qualify and maintain our qualification as a RIC and as a business development company; and

o	the impact of future legislation and regulation on our business and our portfolio companies.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this Registration Statement are excluded from the safe harbor protection provided by Section 21E of the 1934 Act.

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SUMMARY RISK FACTORS

General Risks Related to Investment Strategy

•	The Company could be subject to the risks associated with investments in senior secured loans, subordinated loans and unsecured loans. The Company’s loans may permit borrowers to prepay, which could affect the yield of the Company’s investments.

•	The value of the Company’s investments could be affected by factors affecting the economy and securities markets generally.

•	The equity and debt markets could experience extreme volatility and disruption following pandemics or other events outside the Company’s control.

•	The Company could be subject to the risks associated with use of leverage and otherwise incur indebtedness.

•	The Company could be subject to the risks associated with investments in smaller and middle-market companies.

•	Fixed and floating rate debt instruments are subject to the risks associated with change in interest rates.

•	Most of the Company’s portfolio investments at any given time are expected to be illiquid.

•	Inflation and deflation may adversely affect the business, results of operations and financial condition of our prospective portfolio companies.

•	The Company may choose to waive or defer enforcement of covenants in the debt securities held in our portfolio, which may cause us to lose all or part of our investment in these companies.

General Risks Related to the Company

•	There can be no guarantee of returns and stockholders may lose all of their money by investing in the Company.

•	The Company has no operating history.

•	Pursuant to the Bylaws, Shares are not generally transferable and voluntary redemption is not allowed.

•	The Company is subject to management risk because the Adviser actively manages its investment portfolio.

•	The Company may not be able to identify suitable investments to sustain growth of its investment portfolio.

•	The Company’s assets are available to satisfy all liabilities and other obligations of the Company.

•	The proceeds from the issuance of Shares are intended to be used to fund investments, which have not been specified yet.

•	There is no assurance that the Company will have the ability, opportunity or resources to pursue potential investment opportunities or to make follow-on investments.

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•	The Company could be substantially adversely affected by the unfavorable performance of any single investment.

•	There are no assurances that the Company will achieve investment results that will allow a targeted level of cash distributions or year-to-year increases in cash distributions.

•	It is expected that the majority of the Company’s investments will not have market quotations available.

•	The Adviser may employ financial/analytical models that may not reflect actual results.

•	Shareholders could be subject to cybersecurity risks associated with electronic databases and communications.

•	Technological innovations and industry disruptions may negatively impact us.

Risks Related to RICs and BDCs

•	No assurance can be given that the Company will be able to qualify for and maintain qualification as a RIC.

•	The Company cannot predict how changes in tax law will affect us, our investments or our Shareholders, and any such legislation could adversely affect our business.

•	Shareholders will experience the increased risks pertaining to the Company’s use of leverage to partially finance its investments.

•	A BDC must carry investments at market value or at fair value, as determined in good faith by the Board.

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ITEM 1. BUSINESS

(a) General Development of Business

We are a newly formed corporation incorporated under the laws of the State of Delaware on June 11, 2021. We are organized as a specialty finance company with an investment strategy targeted to maximize the total return to our stockholders in the form of current income and to a lesser extent capital appreciation through a variety of investments as described in more detail below.

We intend to elect to be regulated as a business development company (“BDC”) under the 1940 Act and intend to elect to be treated, and intend to qualify annually thereafter, as a regulated investment company (a “RIC”) under Subchapter M of the Code for U.S. federal income tax purposes. As a BDC and a RIC, we will be required to comply with certain regulatory requirements. See “Item 1(c). Description of Business — Regulation as a Business Development Company” and “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations.”

Subsequent to our election to be regulated as a BDC under the 1940 Act, we expect to conduct a best efforts, continuous private offering of our common stock to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”) in reliance on exemptions from the registration requirements of the 1933 Act (the “Private Offering”). There will be no limit on the number of shares issued (except as constrained by the number of shares and classes authorized at the time) or the amount of capital raised in connection with the Private Offering. Each investor will make a capital commitment to purchase shares of our common stock pursuant to a subscription agreement entered into with us. At each closing, investors will be required to fund their full subscription to purchase shares of our common stock. See “Item 1(c). Description of Business — The Private Offering.”

(b) Financial Information about Industry Segments

Our operations comprise only a single reportable segment. See “Item 2. Financial Information.”

(c) Description of Business

The Company — Avala BDC I, Inc.

Our investment objective is to provide our stockholders with current income and, to a lesser extent, capital appreciation, primarily through debt investments and, to a lesser extent, equity investments. Our investment strategy will focus primarily on investments in middle-market companies in the United States. We use the term “middle-market” to generally refer to companies which may exhibit one or more of the following characteristics: number of employees between 10 and 2,000; revenues between $10 million and $300 million; annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) between $1 million and $50 million; generally, private companies owned by private equity firms or founders; and enterprise value between $10 million and $500 million. We are not necessarily constrained to rigid application of these criteria and may seek investments in companies that may fall outside these parameters.

As a BDC, we must not acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions). This means that at all times, at least 70% of our total assets must be comprised of “qualifying assets”. Qualifying assets include investments in “eligible portfolio companies.” Under the relevant Securities and Exchange Commission (“SEC”) rules, the term “eligible portfolio company” includes all private companies, companies whose securities are not listed on a national securities exchange, and certain public companies that have listed their securities on a national securities exchange and have a market capitalization of less than $250 million, in each case organized in the United States.

While we expect our primary focus to be on middle-market companies in the United States, including senior secured loans, which includes first-lien, second-lien and unitranche loans as well as subordinated loans and, to a lesser extent, warrants and other minority equity securities. We may invest up to 30% of our portfolio in opportunistic investments of non-eligible portfolio companies (e.g., assets that are not “qualified assets”). Specifically, as part of this 30% basket, we may consider investments in debt of companies located outside of the United States and debt and equity of public companies that do not meet the definition of eligible portfolio companies because their market capitalization of publicly traded equity securities exceeds the levels provided for in the 1940 Act.

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We intend that our debt investments will often be secured by either a first or second priority lien on the assets of the portfolio company, can include either fixed or floating rate terms and will generally have a term of between one and six years from the original investment date, we refer to these as Senior Loans. In many of our portfolio investments, we expect to receive equity warrants and/or make direct equity investments in connection with a debt investment. In addition, a portion of our portfolio may be comprised of derivatives, including total return swaps.

We intend to achieve our investment objective by (i) accessing investment opportunities through our Advisor, management team and third-party originators, (ii) selecting investments within our core market focus, (iii) partnering with experienced private equity firms, family offices or sponsors, (iv) implementing disciplined underwriting standards and (v) drawing upon the aggregate experience and resources of our Advisor, our board and our management team. Our team is able to provide industry specific operating, technical, regulatory and legal expertise necessary to evaluate investment opportunities. We may engage third-party due diligence services to support our investment committee and assist us in making informed decisions through additional in-depth analysis and insights into potential investments the use of due diligence protocols tailored to our investment strategies and risk tolerance. This includes the analysis of potential investments and portfolio companies, focusing on financial performance, management team, market position, and industry dynamics. Third-party support is likely to include financial analysis, legal and compliance review, operational assessment, market and competitive analysis, and management and organizational review of target companies. These services help us ensure that we understand the risks, opportunities, and viability of potential investments while adhering to applicable laws and regulations.

Our underwriting approach involves an analysis of a borrower’s financial position, business operations, industry dynamics, and management team. This includes assessing creditworthiness, evaluating historical performance, and stress-testing financial projections under various scenarios. Additionally, we emphasize the importance of collateral, requiring appropriate security to safeguard our investments.

Similarly, the loan selection process is designed to identify strong, creditworthy borrowers that demonstrate a combination of growth potential, quality and experience of management teams, and sustainable business models. The following describes our anticipated overall loan selection process:

Deal Sourcing and Origination: We intend to source potential opportunities through our network of industry contacts, business relationships, third-party originators and referrals. This network enables us to identify and engage with high-quality middle-market businesses that fit our investment criteria and align with our risk tolerance. We are exploring opportunities to originate loans through strategic partnerships with third-party originators. This approach enables us to expand our reach and access a broader range of investment opportunities within our target market. By collaborating with third-party originators, we can leverage their industry knowledge, expertise, and existing relationships to identify high-quality investments that align with our investment criteria. These partnerships provide a complementary channel for loan origination, allowing us to diversify our portfolio and enhance our ability to identify a larger pool of attractive risk-adjusted investments to consider.

Initial Screening and Assessment: Once a potential borrower is identified, we conduct a preliminary review of the company’s financial performance, business model, industry, and competitive landscape. This initial assessment enables us to determine whether the prospective borrower aligns with our strategic objectives and risk profile.

Due Diligence: If the preliminary review yields promising results, we proceed with a thorough due diligence process. This involves an analysis of the borrower’s financial statements, historical performance, credit history, management team, and overall business operations. We also evaluate the borrower’s industry, market trends, and potential risks associated with their business.

Debt Structuring and Pricing: Upon successful completion of the due diligence process, we will engage closely with the borrower to structure a debt solution tailored to the needs of the company and acceptable under our investment criteria. In this process we consider factors such as loan size, term, interest rate, and collateral requirements. Pricing methodology will take into account the borrower’s creditworthiness, industry risk, and the prevailing market conditions.

Approval and Documentation: Once a structure has been agreed upon, the transaction is subject to approval by the investment committee and otherwise in accordance with our policies and procedures. If approved, we proceed with the preparation and execution of legal documentation, including loan agreements, promissory notes, and security documents, as applicable.

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We recognize the importance of efficient loan servicing, ongoing monitoring and portfolio management. To optimize our loan servicing processes and leverage industry expertise, we intend to outsource loan servicing to reputable third-party providers. These specialized providers possess the necessary systems, tools, and resources to effectively monitor loan repayments, ensure compliance with loan covenants, manage borrower communications, and address any potential issues in a timely manner. By outsourcing loan servicing, we can focus our efforts on identifying promising investment opportunities and managing our overall portfolio risk. Third party providers are expected to actively monitor the performance of the investments through regular financial reporting, site visits, and ongoing communication with the borrower’s management team. Through their efforts and review by our investment committee we will assess the borrower’s ability to meet its financial obligations, identify potential issues or opportunities for growth, and manage overall risk within our loan portfolio. We plan to hold many of our investments to maturity or repayment, but will sell our investments earlier if a sale or recapitalization of a portfolio company takes place, or if we determine a sale of one or more of our investments is in our best interest. Once we raise significant capital in this or any future offering, we will seek to create a diverse portfolio of Senior Loans by investing approximately $1 to $15 million of capital, on average, in the securities of middle-market companies. In the initial stages of our development, we expect to make smaller investments as we raise capital.

We intend to distribute substantially all of our available earnings on a quarterly basis out of assets legally available for distribution as determined by our Board of Directors (the “Board”) in its discretion. As a RIC, we will be required to make distributions in compliance with the applicable regulations (e.g., distribution of no less than 90% of available earnings).

Overall responsibility for the Company’s operations rests with the Board. The Board is responsible for overseeing Adviser and other service providers in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and our articles of incorporation, which we refer to as our charter. Prior to our election to be regulated as a BDC, we expect to expand our Board from one director to three members, two of whom will not be “interested persons” of the Company or Adviser as defined in the 1940 Act. We expect to follow certain investment criteria (established by the Board from time to time) in evaluating the appropriateness of investment opportunities. Initially, by way of example, we intend to target investments with the following general attributes (not all of these criteria will be met by each portfolio company):

•	Annual EBITDA of $1 million to $50 million;

•	The existence of unencumbered fixed assets;

•	Strong patent portfolios, trade secrets or proprietary and protectable technologies;

•	Sustainable leading positions in their respective markets;

•	Scalable revenues and operating cash flow;

•	Experienced management teams with a history of success in relevant industries;

•	Operational focus on quality;

•	Stable, reliable and proven supply chain;

•	Stable, predicable cash flows with low technology and market risks;

•	Equity support (subordinate to our investment);

•	Predictable capital expenditure requirements;

•	A North American base of operations;

•	Strong customer relationships and partnerships;

•	Technology, products, services or distribution channels that provide competitive advantages;

•	Novel strategies, expertise or skills or other similar barriers to entry; and

•	Clear and convincing markets and well-developed growth strategies.

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In compliance with 1940 Act requirements that relate to BDCs, at least 70% of the Company’s assets will be invested in U.S.-based companies that:

(1)	are privately-held;

(2)	does not have a class of publicly traded securities;

(3)	have less than $250 million in equity market capitalization;

(4)	are not in, or emerging from, bankruptcy; or

(5)	are unable to meet their obligations without material assistance from non-traditional providers of capital such as us.

To enhance our opportunity for gain, we may employ leverage as market conditions permit with the approval of the Board and the Advisor and at the discretion of the Board but in no event will leverage employed exceed the amount permitted by the 1940 Act. We believe when properly financed and hedged, our investment strategy can produce attractive risk-adjusted returns. However, the use of leverage increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital.

The Investment Advisor — Atomi Financial Group, Inc.

Atomi Financial Group, Inc. (CRD # 171787/SEC#:801-126007)(“Adviser”), a California S-Corporation, is a registered investment adviser under the Investment Advisors Act of 1940, as amended (the “Advisors Act”). Atomi Financial Group, Inc. operates under numerous DBA's including: Alternativ Wealth, Atomi Asset Management, Atomi Financial Advisors, and Atomi Private Client Group. Alternativ, LLC acquired Atomi Financial Group, Inc. on June 11, 2022 and Atomi registered with the SEC on July 1, 2022.  Adviser will serve as our investment adviser pursuant to an investment advisory agreement (the “Investment Advisory Agreement”). Adviser is an asset management firm registered with the Securities and Exchange Commission. Adviser has its principal office and place of business at 20 Executive Park, Suite 120, Irvine, California 92614.

Darren Whissen is a principal and chief compliance officer of Adviser.  Mr. Whissen’s career in financial services spans over 20 years. He is also the CCO for Alternativ Licensed Technology Solutions (ALTS), an affiliated SEC-Registered Investment Adviser that serves as a Turnkey Asset Management Platform.  Prior to his involvement with Alternativ Wealth and ALTS, Mr. Whissen founded three financial services-focused firms:

•	Atomi Financial Group, Inc., a Registered Investment Adviser that served as a boutique wealth management firm. Mr. Whissen served as the managing partner and chief compliance officer. responsibilities included client acquisition and servicing, portfolio design and management, due diligence, compliance, and supervision of all operations and transactions. Atomi was later acquired by Alternativ Wealth.
•	Link Alts Capital, LLC, a FINRA-registered broker-dealer that served as a capital markets consulting firm. Mr. Whissen served as a partner and capital markets consultant. responsibilities included market research, client segmentation, product development consulting, marketing messaging assistance, operational and transactional compliance services, and adviser sales training. Link Alts Capital was later acquired by another broker-dealer.
•	Aliso Solutions, LLC, a FINRA/SEC compliance consulting firm. Mr. Whissen continues to serve as a Partner and Compliance Consultant. Responsibilities include Broker / Dealer and RIA registration services, mock FINRA and SEC audit examinations, regulatory examination assistance, compliance procedures assistance, annual compliance meetings, due diligence protocols assistance, due diligence sub-advisory services, advisor compliance and sales training, and E&O insurance assistance.

Prior to the above endeavors, Mr. Whissen has worked in the capacity of chief compliance officer, chief investment officer, branch officer manager, broker-dealer operations manager, registered representative, and investment advisor representative. He has worked for managing broker-dealers, retail broker-dealers, registered investment advisers, wire houses, investment banks, and angel investing firms. Some key highlights include:

•	Served as Branch Office Manager for group of registered representatives. Responsibilities included sales supervision, investment due diligence and other general management activities

•	Serviced as Chief Investment Officer / Alternative Investments Manager for multiple advisory firms. Responsibilities included developing investment portfolios, due diligence, trading, reporting, and billing.

•	Served as Internal Due Diligence Manager for a private equity investment bank. Responsibilities included screening all inbound investment opportunities, due diligence and underwriting, and supporting third-party due diligence efforts.

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Mr. Whissen holds a Master of Business Administration (MBA) from the Paul Merage School of Business at the University of California, Irvine, and a Bachelor of Arts (BA) from Saint Mary’s College of California. He holds Series 7, 24, 63, and 66 licenses as well as Life and Health Insurance license.

As our investment adviser, Atomi will work with the Avala executive team to source potential investments and will conduct research and due diligence on prospective investments and their private equity sponsors, analyze investment opportunities, assist in structuring, managing investments and portfolio companies on an ongoing basis. Under the Investment Advisory Agreement, we will pay Atomi a base management fee and an incentive fee for its services. See “Item 1(c). Description of Business — Investment Advisory Agreement — Base Management Fee” for a discussion of the base management fee payable by us to Atomi. The Avala Board will be charged with reviewing and approving each proposed investment and will periodically review Atomi’s services and fees, portfolio investment recommendations and portfolio performance. In connection with these reviews, our Board will consider whether the Atomi fees and expenses remain appropriate.

The Board of Directors

Our business and affairs are managed under the direction of our board of directors. The responsibilities of the board of directors include, among other things, the oversight of our investment activities, the quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. The board of directors will initially consist of three members, two of whom will not be “interested persons” as defined in Section 2(a)(19) of the 1940 Act. We refer to these individuals as our independent directors. Members of the board of directors will be elected annually at our annual meeting of stockholders. We are prohibited from making loans or extending credit, directly or indirectly, to our directors or executive officers under Section 402 of the Sarbanes-Oxley Act. The board of directors currently has an audit committee, a nominating and corporate governance committee and may establish additional committees from time to time as necessary. Each director will serve until the next annual meeting of stockholders and until a successor is duly qualified and elected. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director shall indicate that the purpose, or one of the purposes, of such special meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence, or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

The Board of Directors will be charged with a role in overseeing the investment process and ultimately approving each investment to ensure it aligns with the company’s objectives and risk management guidelines. In addition to reviewing and approving initial investments, the Board is also responsible for final review and approval of dispositions, follow-on investments, and amendments to existing investments. This comprehensive oversight helps maintain the integrity of our investment strategy and ensures that each decision is made with the best interests of stockholders.

Investment Committee

Avala has established an “Investment Committee” composed of Mr. Abell, and two independent board members (on a rotational basis). The investment committee will also be advised by the Advisor and investment professionals of Avala and third parties from the venture capital and private equity professionals who have exposure to the industries and markets under consideration. The role of the Investment Committee is to monitor the performance of Adviser with respect to our investment strategy, to monitor our investment portfolio and to monitor our compliance requirements related to our qualification as a BDC and a RIC. The Investment Committee intends to meet on a regular basis as frequently as it believes is required to maintain prudent oversight of our investment activities. The Investment Committee expects to set and monitor operating policies and guidelines consistent with criteria established by our board of directors. Our board of directors may change these policies or guidelines at any time without approval from our stockholders. In the event of a downturn in the economic cycle, our investment strategy gives us the flexibility to shift investment allocations to areas with the highest risk adjusted return potential.

Mr. Abell presently serves as President and Chief Executive Officer of Avala. Prior to founding Avala, Mr. Abell founded and serves as President of BreakSafe, LLC, a transition focused financial services marketing and support company for registered investment advisers and brokers. Mr. Abell is the managing partner and founder of Abell Law, Ltd. Co., a dedicated financial services law firm providing legal services to registered investment advisers, investment adviser representatives, broker dealers and registered representatives. Mr. Abell has devoted a significant portion of his practice towards representing investors in disputes with the securities industry (i.e., claims involving investor fraud, losses from lack of suitability, failure of supervision, churning and excessive fees).

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Mr. Abell has been a licensed attorney since 1994 and has provided legal services primarily as a securities, transactional and corporate governance counsel. Mr. Abell have represented both municipal and corporate issuers of securities in the capacity as bond, issuer, trustee and disclosure counsel. Mr. Abell has experience in venture capital and private equity financings including equity, convertible debt, and debt transactions. He has advised on over $10 billion in various M&A and funding transactions over the course of his career representing public, private, and governmental clients.

Mr. Abell founded TriLumina Corp. in 2010 and served as its Chief Legal Counsel and Chief Strategy Officer as he raised over $35 million in both equity and debt through several funding rounds from angel investors, venture capital and industry partners. TriLumina developed and manufactured the world’s fastest and most powerful semiconductor laser arrays designed for free space optical telecommunications and three-dimensional depth sensing illumination. At TriLumina, Mr. Abell was issued two U.S. patents for new laser-based technologies and has several patents pending relating to optical communications, semiconductor laser design and laser radar systems (known as light detection and ranging or “Lidar”). Mr. Abell was known as a leader in the early development of flash lidar systems for autonomous vehicle and automotive ADAS systems with TriLumina receiving accolades for top startup in the automotive and optical communications space both domestically and internationally.

From 2000 through 2004, Mr. Abell served as in-house securities and corporate governance counsel with Texas Instruments Incorporated in its Dallas-based headquarters where he managed all public reporting (10-K, 10-Q, 8-K, annual reports, and proxy statements) and developed the company’s internal procedures and associated disclosures in response to the then new Sarbanes-Oxley Act and Regulation FD. Prior to joining Texas Instruments, Mr. Abell practiced in the securities and corporate transactions department of the Dallas-based AmLaw 100 law firm, Locke Lord LLP (fka Locke Purnell Rain Harrel LLP and Locke Liddell & Sapp LLP). Mr. Abell is a member of and serves in various member capacities with the Public Investors Advocate Bar Association (PIABA) – the objectives of which are to promote fairness in applicable rules, dispute resolution and enforcement for investor claims against brokerage firms, investment advisory firms, financial institutions, and their associates as well as others who sell investments or provide investment advice to the public. Mr. Abell received a Bachelor of Science in biochemistry and business administration from Trinity University and earned a juris doctor from the Dedman School of Law at the Southern Methodist University in Dallas, Texas.

Competition

Our primary competitors are those alternative financing sources that offer financing to middle-market companies including public and private funds, other business development companies, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity, and hedge funds. Our competitors are typically much larger and have considerably greater financial, technical and marketing resources than we do. Competitors may have access to funding sources that are not available to us. Competitors may have higher risk tolerances or different risk assessments that allow them to make investments in a wider variety of companies and through a larger relationship network than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a business development company or to the distribution and other requirements we must satisfy to maintain our RIC status.

We expect that our exposure to unique investment opportunities in technologies and companies will provide access to potential portfolio investments that are underserved by our competitors. We intend to leverage the exposure and the expertise of our partners and investment professionals to assess investment risks and determine appropriate pricing for our investments in potential portfolio companies. In addition, we expect that the relationships of Avala principals and Adviser will enable us to learn about, and compete effectively for, financing opportunities with attractive middle-market companies in the industries and in the technologies in which we seek to invest. For additional information concerning the competitive risks we face, see “Item 1A. Risk Factors.”

Investment Advisory Agreement

The description below of the Investment Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Investment Advisory Agreement filed as an exhibit to this Registration Statement.

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Subject to the overall supervision of the Board and in accordance with the 1940 Act, Adviser will provide investment advisory services to us. Under the terms of the Investment Advisory Agreement, Adviser:

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	assists us in determining what securities we purchase, retain or sell;

•	identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and

•	executes, closes, services and monitors the investments we make and does not cause a conflict of interest.

Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to Avala are not impaired.

Base Management Fee

The base management fee will be payable quarterly in arrears. The base management fee will be calculated at an annual rate of 1.50% of average total assets, which includes assets financed using leverage. The average total assets will be measured over each quarter for determining the fee for that associated quarterly payment. To calculate the fee for a specific quarter, the Company’s total assets will be averaged over the number of days in that quarter. This is done by taking the daily total value of assets under management and averaging it across all the days in the quarter. The resulting average total assets for the quarter are then multiplied by the annual management fee rate (1.50%) and divided by four (the number of quarters in a year) to arrive at the management fee payable for that quarter. The average total assets would be calculated separately for each of these quarters, and the management fee would be paid in arrears after the conclusion of each respective quarter. Since cash is a component of total assets, it is included when determining the assets under management for the purpose of calculating the management fee. This approach ensures that the management fee accurately reflects the overall size and composition of the Company’s portfolio, including the cash held for future investments or other purposes.

Payment of Expenses

All investment professionals of Adviser and/or its affiliates, when and to the extent engaged in providing investment advisory and management services to us, and the compensation and routine overhead expenses of personnel allocable to these services to us, will be provided and paid for by Adviser and not by us. We will bear all other out-of-pocket costs and expenses of our operations and transactions, including, without limitation:

•	organization and offering;

•	calculating our net asset value (including the cost and expenses of an independent valuation firm);

•	fees and expenses payable to third parties, including agents, consultants, or other advisors, in monitoring financial and legal affairs for us and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring our investment and monitoring our investments and portfolio companies on an ongoing basis (although none of Adviser’s duties will be subcontracted to sub-advisors);

•	interest payable on debt, if any, incurred to finance our investments;

•	offerings of our common stock and other securities;

•	investment advisory fees;

•	administration fees and expenses, if any, payable under the Administration Agreement;

•	transfer agent, dividend agent and custodial fees and expenses;

•	federal and state registration fees;

•	all costs of registration and listing our shares on any securities exchange;

•	federal, state and local taxes;

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•	independent directors’ fees and expenses;

•	costs of preparing and filing reports or other documents required by the SEC or other regulators;

•	costs of any reports, proxy statements or other notices to stockholders, including printing costs;

•	fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

•	proxy voting expenses; and

•	all other expenses incurred by us or Adviser (as approved in advance by us) in connection with administering our business.

The following fee table provides information on the fees and expenses that an investor in a private non-traded Business Development Company (BDC) can expect to incur, based on historical averages. Please note that actual fees may vary depending on the specific BDC and its investment advisor agreement.

Fee Table:

Fee Type	Amount	Description
Investment Advisory Fees	1.5% of AUM	This annual fee is paid to the investment advisor for managing the BDC’s investments and providing advice.
The fee is calculated as a percentage of the BDC’s average daily net assets during the specified period.
Shareholder Transaction Expenses*	N/A	No stockholder transaction expenses are applicable as the BDC is a closed-end fund.
Annual Fund Operating Expenses	0.75% of AUM	This represents the BDC’s total annual operating expenses, excluding the investment advisory fees.
It includes administration, legal, audit, and other expenses related to the fund’s operations.
Total Annual Fund Operating Expenses	2.25% of AUM	This is the sum of the investment advisory fees and the annual fund operating expenses.

*Shareholder transaction expenses are not applicable to closed-end funds, such as BDCs.

Example 1: Assuming a $1,000 investment and a 5.0% annual return, you would pay the following expenses on your investment:

1 Year	3 Years	5 Years	10 Years
$22.50	$71.55	$124.08	$282.94

The above example assumes that the 5.0% annual return is derived from a combination of income and capital gains.

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Example 2: You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return resulting entirely from net realized capital gains:

1 Year	3 Years	5 Years	10 Years
$27.50	$87.66	$151.97	$346.18

Duration and Termination

Unless terminated earlier as described below, the Investment Advisory Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities and, in each case, a majority of our directors who are not “interested persons”.

The Investment Advisory Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act, by Adviser and may be terminated by either party without penalty upon not less than 60 days’ written notice to the other. The holders of a majority of our outstanding voting securities may also terminate the Investment Advisory Agreement without penalty.

Indemnification

The Investment Advisory Agreement will provide that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, Adviser and its affiliates’ respective officers, directors, members, managers, stockholders and employees are entitled to indemnification from us from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Investment Advisory Agreement, except where attributable to gross negligence, willful misconduct, bad faith or reckless disregard of such person’s duties under the Investment Advisory Agreement.

Board Approval of the Investment Advisory Agreement

The Board will hold an in-person meeting to consider and approve the Investment Advisory Agreement and related matters. The Board will be provided the information it requires to consider the Investment Advisory Agreement, including: (a) the nature, quality and extent of the advisory and other services to be provided to us by Adviser; (b) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (c) our projected operating expenses and expense ratio compared to BDCs with similar investment objectives; (d) any existing and potential sources of indirect income to Adviser from its relationship with us and the profitability of that relationship; (e) information about the services to be performed and the personnel performing such services under the Investment Advisory Agreement; (f) the organizational capability and financial condition of Adviser and its affiliates; and (g) the possibility of obtaining similar services from other third-party service providers or through an internally managed structure.

The Board, including a majority of independent directors, will oversee and monitor the investment performance and, beginning with the second anniversary of the effective date of the Investment Advisory Agreement, will annually review the compensation we pay to Adviser to determine that the provisions of the Investment Advisory Agreement are carried out.

Administration Agreement

The description below of the Administration Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Administration Agreement filed as an exhibit to this Registration Statement.

Avala Partners, LLC is our administrator pursuant to an administration agreement (the “Administration Agreement”). Pursuant to an Administration Agreement, Avala Partners will furnish us with office facilities and equipment and provide us clerical, bookkeeping and record keeping and other administrative services at such facilities. Under the Administration Agreement, Avala Partners will perform, or oversee the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. Avala Partners will also assist us in determining and publishing our net asset value, oversee the preparation and filing of our tax returns, print and disseminate reports to our stockholders and generally oversee the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the Administration Agreement, Avala Partners will also provide managerial assistance on our behalf to those portfolio companies that have accepted our offer to provide such assistance.

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Avala Partners may retain third parties to assist in providing administrative services to us. To the extent that Avala Partners outsources any of its functions, we pay the fees associated with such functions on a direct basis without profit to Avala Partners. We reimburse Avala Partners for the allocable portion (subject to the review and approval of our Board) of Avala Partners’ overhead and other expenses incurred by it in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing its obligations under the Administration Agreement, and our allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs. Unless terminated earlier as described below, the Administration Agreement will continue in effect from year to year with the approval of our Board. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party.

Employees

We will not have any direct employees, and our day-to-day investment operations will be managed by Adviser. We have a chief executive officer, chief financial officer, and chief compliance officer and, to the extent necessary, our board of directors may elect to hire additional personnel going forward. Our officers will be employees or independent contractors of our Administrator, and the compensation paid to our chief financial officer and chief compliance officer will be paid by us pursuant to the Administration Agreement.

We depend on the diligence, skill and network of business contacts of our executive officers and the senior investment professionals of Adviser to source potential investments, generate deal flow and achieve our investment objectives. Adviser depends upon access to the Avala executive team and its business relationships and other resources of Avala to fulfill its sourcing obligations and generate deal flow.

Liquidity Strategy

The securities offered in our private offering have not been registered under the Securities Act or the securities laws of any state, and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such laws. The securities offered will be subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom.

Because the securities offered in our private offering will not be registered under the Securities Act, or the securities laws of any state, investors must hold them indefinitely unless (a) they are registered under the Securities Act and any applicable state securities laws, or (b) we, with the advice of our counsel, conclude that registration is not required under the Securities Act and applicable state laws, in which case your shares of common stock may become transferable upon reliance on other exemptions, such as Rule 144 under the Securities Act.

The shares of our common stock offered in our private offering will have no preemptive, exchange, conversion, or redemption rights. We do not currently intend to list our shares on an exchange and do not expect a public trading market to develop for the shares in the foreseeable future. Because of the lack of a trading market for our shares, stockholders may not be able to sell their shares promptly or, if they are able to sell their shares, they may only be able to do so at a discount to our current NAV.

We intend to explore a potential liquidity event for our stockholders between five and seven years following the completion of our offering stage (the “Investment Period”), which includes our private offering and any subsequent private or public offering of our shares of common stock; however, the offering period may extend for an indefinite period. We may explore or complete a liquidity event sooner or later than that time period depending on the market conditions. We may determine to accelerate a liquidity if we believe that then-current market conditions are favorable for a liquidity event and that conditions will decline in the future. We may determine not to pursue a liquidity event if we believe that then-current market conditions are not favorable and that conditions will improve in the future. A liquidity event could include:

(1)	the sale of all or substantially all of our assets either on a complete portfolio basis or individually followed by a liquidation,

(2)	a listing of our shares on a national securities exchange, or

(3)	a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company.

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While our intention is to explore a potential liquidity event between five and seven years following the completion of our offering stage, there can be no assurance that a suitable transaction will be available or that market conditions for a liquidity event will be favorable during that timeframe.

The Investment Period commences when we begin investment operations and refers to the initial period during which we are actively deploying capital and making investments in portfolio companies. Once the Investment Period ends, the BDC may transition into a phase where it focuses on managing its existing investments, realizing returns, and potentially distributing capital to its stockholders.

The Private Offering

Pursuant to the Private Offering, we intend to offer shares of our common stock on a best efforts, continuous basis to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act in reliance on exemptions from the registration requirements of the 1933 Act. There will be no limit on the number of shares or the amount of capital raised in connection with the Private Offering. Each investor will make a capital commitment to purchase shares of our common stock pursuant to a subscription agreement entered into with us. At each closing, investors will be required to fund their full subscription to purchase shares of our common stock.

Regulation as a Business Development Company

We intend to elect to be regulated as a BDC under the 1940 Act. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates, principal underwriters and affiliates of those affiliates or underwriters. The 1940 Act requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities.

The 1940 Act defines “a majority of the outstanding voting securities” as the lesser of (i) 67.0% or more of the voting securities present at a meeting if the holders of more than 50.0% of our outstanding voting securities are present or represented by proxy or (ii) 50.0% of our voting securities.

We will generally not be able to issue and sell our common stock at a price below NAV per share. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the then-current NAV of our common stock if our board of directors determines that such sale is in our best interests and the best interests of our stockholders, and our stockholders approve such sale. In addition, we may generally issue new shares of our common stock at a price below NAV in rights offerings to existing stockholders, in payment of dividends and in certain other limited circumstances.

As a BDC, we will not be permitted to invest in any portfolio company in which any affiliate currently has an investment or to make any co-investments with any affiliate without an exemptive order from the SEC.  We do not intend to apply for such order and have no present reason to believe that it will be necessary.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70.0% of the company’s total assets. The principal categories of qualifying assets relevant to our business are any of the following:

1. Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

a. is organized under the laws of, and has its principal place of business in, the United States;

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b. is not an investment company (other than a small business investment company wholly owned by the business development company) or a company that would be an investment company but for certain exclusions under the 1940 Act; and satisfies any of the following:

i. does not have any class of securities that is traded on a national securities exchange;

ii. has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

iii. is controlled by a business development company or a group of companies including a business development company and the business development company has an affiliated person who is a director of the eligible portfolio company; or

iv. is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million.

2. Securities of any eligible portfolio company that we control.

3. Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

4. Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60.0% of the outstanding equity of the eligible portfolio company. Securities received in exchange for or distributed on or with respect to securities described in (1) through (3) above, or pursuant to the exercise of warrants or rights relating to such securities.

5. Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Managerial Assistance to Portfolio Companies

In order to count portfolio securities as qualifying assets for the purpose of the 70.0% test, we must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where we purchase such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Ongoing Relationships with Portfolio Companies

As a BDC, we will offer, and must provide upon request, managerial assistance to our portfolio companies. This assistance could involve monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. Avala or an affiliate will provide such managerial assistance on our behalf to portfolio companies that request this assistance. We may receive fees for these services and will reimburse any affiliate for its costs in providing such assistance, subject to the review and approval by our board of directors, including our independent directors.

Temporary Investments

Pending investment in other types of qualifying assets, as described above, our investments can consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of our assets would be qualifying assets.

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Senior Securities

We are permitted, under specified conditions, to issue multiple classes of debt and one class of stock senior to our common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase.

Code of Ethics

We and Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisors Act of 1940, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements.

Compliance Policies and Procedures

We and Adviser will adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws, and our board of directors will be required to review these compliance policies and procedures annually to assess their adequacy and the effectiveness of their implementation. We have designated Mr. Ressler as our Chief Compliance Officer.

In satisfaction of the requirements under the 1940 Act our Chief Compliance Officer will provide relevant compliance services consistent with the requirements of Rule 38a-1, including, by way of example:

•	Providing general regulatory and compliance consulting, advice, and recommendations to the Company;

•	Assisting in the adoption and implementation of policies and procedures designed to prevent violation of applicable federal securities laws;

•	Reviewing policies and procedures annually for their adequacy and the effectiveness of their implementation;

•	Providing a review of the Company and the Investment Advisor’s compliance programs (under Rule 206(3)-7 of the Investment Advisors Act of 1940) to ensure ongoing implementation and effectiveness;

•	Confirming a compliance plan for oversight of the service providers;

•	Conducting reviews (including risk assessment and testing) of the Company and transfer agent and fund accountant, and make necessary recommendations;

•	Providing a compliance report to the Company;

•	Reporting violations and material weaknesses to the Board of Directors and Company, and providing recommended remedial actions;

•	Providing required Rule 38a-1 annual written report to the Board of Directors;

•	Conducting required Rule 38a-1 annual meeting with the Independent Directors, and be available as needed for in-person meetings;

•	Providing compliance support to the Company with respect to regulatory exams, inquiries, issues, and inspections; and

•	Cooperating with the Company in responding to any regulatory authority.

Our Board has adopted a code of ethics that applies to our executive officers, which forms part of our broader compliance policies and procedures. See “Item 1. Business—Compliance Policies and Procedures.”

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Exchange Act and Sarbanes-Oxley Act Compliance

We will be subject to the reporting and disclosure requirements of the Exchange Act, including the filing of quarterly, annual and current reports, proxy statements and other required items. In addition, we will be subject to the Sarbanes-Oxley Act, which imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect us. For example:

•	pursuant to Rule 13a-14 of the Exchange Act, our chief executive officer and chief financial officer will be required to certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports will be required to disclose our conclusions about the effectiveness of our disclosure controls and procedures; and

•	pursuant to Rule 13a-15 of the Exchange Act, our management will be required to prepare a report regarding its assessment of our internal control over financial reporting. This report must be audited by our independent registered public accounting firm.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We intend to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Proxy Voting Policies and Procedures

We anticipate delegating our proxy voting responsibility to Adviser. The proxy voting policies and procedures that we anticipate that Adviser will follow are set forth below. The guidelines will be reviewed periodically by Adviser and our non-interested directors, and, accordingly, are subject to change.

As an investment adviser registered under the Advisors Act, Adviser has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, it recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients.  These policies and procedures for voting proxies for the investment advisory clients of Adviser are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisors Act.

Proxy Policies

Adviser will vote proxies relating to our securities in the best interest of its clients’ stockholders. It will review on a case-by-case basis each proposal submitted for a stockholder vote to determine its impact on the portfolio securities held by its clients. Although Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

The proxy voting decisions of Adviser are made by the senior officers who are responsible for monitoring each of its clients’ investments. To ensure that its vote is not the product of a conflict of interest, it will require that: (a) anyone involved in the decision-making process disclose to its chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (b) employees involved in the decision making process or vote administration are prohibited from revealing how Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties.

Proxy Voting Records

You may obtain information, without charge, regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Avala BDC I, Inc., Attn: Chief Financial Officer, 6160 Warren Parkway, Suite 100, Frisco, Texas 75034.

Other

We will be subject to periodic examination by the SEC for compliance with the 1940 Act.

We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misconduct, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such person’s office.

Privacy Principles

The following information is provided to help investors understand what personal information the Company collects, how the Company protects that information and why, in certain cases, the Company may share information with select other parties.

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The Company may collect nonpublic personal information regarding investors from sources such as subscription agreements, investor questionnaires and other forms; individual investors’ account histories; and correspondence between the Company and individual investors. The Company may share information that the Company collects regarding an investor with its affiliates and the employees of such affiliates for everyday business purposes, for example, to service the investor’s accounts and, unless an investor opts out, provide the investor with information about other products and services offered by the Company or its affiliates that may be of interest to the investor. In addition, the Company may disclose information that the Company collects regarding investors to third parties who are not affiliated with the Company (i) as authorized by the investors in investor subscription agreements or the Company’s organizational documents; (ii) as required by applicable law or in connection with a properly authorized legal or regulatory investigation, subpoena or summons, or to respond to judicial process or government regulatory authorities having property jurisdiction; (iii) as required to fulfill investor instructions; or (iv) as otherwise permitted by applicable law to perform support services for investor accounts or process investor transactions with the Company or our affiliates.

Any party not affiliated with the Company that receives nonpublic personal information relating to investors from the Company is required to adhere to confidentiality agreements and to maintain appropriate safeguards to protect investor information. Additionally, for officers, employees and agents of ours and our affiliates, access to such information is restricted to those who need such access to provide services to the Company and investors. The Company maintains physical, electronic and procedural safeguards to seek to guard investor nonpublic personal information.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

Emerging Growth Company

We are an emerging growth company as defined in the JOBS Act and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies” including, but not limited to:

•	Permission for an “emerging growth company” to include only two years of audited financial statements in its common equity initial public offering registration statement (“IPO registration statement”);

•	Permission for an “emerging growth company” to provide Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosures that correspond to the financial statements included in its IPO registration statement;

•	Permission for an “emerging growth company” to omit in other Securities Act registration statements filed with the SEC selected financial data for any period prior to the earliest audited period included in its IPO registration statement;

•	Permission for an “emerging growth company” to omit selected financial data for any period prior to the earliest audited period included in its first registration statement that became effective under the 1934 Act or Securities Act in any 1934 Act registration statement, periodic report or other report filed with the SEC;

•	Exemption for an “emerging growth company” from the advisory stockholder votes on the compensation of its named executive officers (“say-on-pay”), the frequency of the say-on-pay votes (“say-on-frequency”) and golden parachute compensation arrangements with any named executive officers required by Sections 14A(a) and (b) of the 1934 Act;

•

Permission for an “emerging growth company” to comply with executive compensation disclosure requirements under Item 402 of Regulation S-K by providing the same executive compensation disclosure as a smaller reporting company;

•

Exemption of an “emerging growth company” from the “pay versus performance” proxy disclosure requirements of Section 14(i) of the 1934 Act and from the pay ratio disclosure requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of chief executive officers;

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•	Permission for an “emerging growth company” to defer compliance with any new or revised financial accounting standards until the date that companies that are not “issuers” as defined in Section 2(a) of the Sarbanes-Oxley Act are required to comply;

•	Exemption for an “emerging growth company” from the Sarbanes-Oxley Act Section 404(b) auditor attestation on management’s assessment of its internal controls; and

•	Permission for an “emerging growth company” to engage in ”test-the-waters” communications with qualified institutional buyers and institutional accredited investors.

Although we have not made a determination whether to take advantage of any or all of these exemptions, we expect to remain an emerging growth company for up to five years following the completion of our IPO or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period. In addition, we will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards.

Reporting Obligations

We are filing this Registration Statement with the SEC voluntarily with the intention of establishing the Company as a reporting company under the 1934 Act. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act.

As a BDC, we will be required to file quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K with the SEC. This information will be available on the SEC’s website at www.sec.gov. Each of these periodic reports will be made available on our website at www.AvalaBDC.com following the end of each fiscal quarter and fiscal year, as applicable.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our shares. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, financial institutions, partnerships and other pass-through entities, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our shares and persons who hold our shares as part of a “straddle,” “hedge” or “conversion” transaction. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) regarding any matter discussed herein. Tax counsel has not rendered any legal opinion regarding any tax consequences relating to us or our stockholders. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

A “U.S. stockholder” generally is a beneficial owner of shares of our common stock who is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

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•	a trust if (a) a court in the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “non-U.S. stockholder” generally is a beneficial owner of shares of our common stock that is not a U.S. stockholder.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner in a partnership holding shares of our common stock should consult his, her or its tax advisers with respect to the purchase, ownership, and disposition of shares of our common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, including the potential application of U.S. withholding taxes, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a RIC

We intend to elect, effective prior to the commencement of our operations, to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any income that we distribute to our stockholders from our earnings and profits. To qualify for and maintain our qualification as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to obtain RIC tax treatment, we must timely distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).

Taxation as a RIC

If we qualify as a RIC and satisfy the Annual Distribution Requirement, then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain, generally defined as net long-term capital gains in excess of net short-term capital losses, we distribute (or are deemed to distribute) to stockholders. We will be subject to U.S. federal income tax at regular corporate rates on any net income or net capital gains not distributed (or deemed distributed) to our stockholders.

We will be subject to a nondeductible U.S. federal excise tax of 4% on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 of that calendar year and (3) any income realized, but not distributed, in preceding years and on which we paid no federal income tax the (“Excise Tax Avoidance Requirement”). We generally will endeavor in each taxable year to avoid any U.S. federal excise tax on our earnings.

To qualify as a RIC for federal income tax purposes, we must, among other things:

•	continue to qualify to be treated as a BDC under the 1940 Act at all times during each taxable year;

•	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities, loans, gains from the sale of stock or other securities, net income from certain “qualified publicly-traded partnerships,” or other income derived with respect to our business of investing in such stock or securities the (“90% Income Test”); and

•	diversify our holdings so that at the end of each quarter of the taxable year:

(i) at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of such issuer; and

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(ii) no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or in the securities of one or more “qualified publicly-traded partnerships,” (the “Diversification Tests”).

To the extent that we invest in entities treated as partnerships for U.S. federal income tax purposes (other than a “qualified publicly traded partnership”), we generally must include the items of gross income derived by the partnerships for purposes of the 90% Income Test, and the income that is derived from a partnership (other than a “qualified publicly traded partnership”) will be treated as qualifying income for purposes of the 90% Income Test only to the extent that such income is attributable to items of income of the partnership which would be qualifying income if realized by us directly. In addition, we generally must take into account our proportionate share of the assets held by partnerships (other than a “qualified publicly traded partnership”) in which we are a partner for purposes of the Diversification Tests.

For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discounts and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes.

Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Item 1. Business— Regulation as a Public Business Development Company — Senior Securities.” Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

Failure to Qualify as a RIC

While we intend to elect to be treated as a RIC as soon as practicable following our election to be a BDC, we anticipate that we will have difficulty satisfying the Diversification Tests as we ramp up our portfolio. To the extent that we have net taxable income prior to our qualification as RIC, we will be subject to U.S. federal income tax on such income. We would not be able to deduct distributions to our stockholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, our corporate stockholders would be eligible to claim a dividend received deduction with respect to such dividend; our non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings and profits attributable to any period prior to us becoming a RIC by the end of the first year that we intend to qualify as a RIC. To the extent that we have any net built-in gains in our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) as of the beginning of the first year that we qualify as a RIC, we would be subject to a corporate-level U.S. federal income tax on such built-in gains if and when recognized over the next ten years (or shorter applicable period). Alternatively, we may choose to recognize such built-in gains immediately prior to our qualification as a RIC.

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If we have previously qualified as RIC, but are subsequently unable to qualify for treatment as a RIC, and certain amelioration provisions are not applicable, we would be subject to tax on all of our taxable income (including our net capital gains) at regular corporate rates. We would not be able to deduct distributions to our stockholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, our corporate stockholders would be eligible to claim a dividend received deduction with respect to such dividend; our non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings attributable to the period we failed to qualify as a RIC by the end of the first year that we intend to requalify as a RIC. If we fail to requalify as a RIC for a period greater than two taxable years, we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.

The remainder of this discussion assumes that we qualify as a RIC for each taxable year.

Taxation of U.S. Stockholders

Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a maximum tax rate of 20% provided that we properly report such distribution as “qualifying dividend income” in a written statement furnished to our stockholders and certain holding period and other requirements are satisfied. In this regard, it is not anticipated that a significant portion of distributions paid by us will be attributable to qualifying dividends; therefore, our distributions generally will not qualify for the preferential maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains that are currently generally taxable at a maximum rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

Although we currently intend to distribute any long-term capital gain at least annually, we may in the future decide to retain some or all of our long-term capital gain, but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its proportionate share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for his, her or its common stock. Since we expect to pay tax on any retained capital gain at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on net capital gain, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form to claim a refund for the taxes we paid. To utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

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For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of distributions paid for that year, we may, under certain circumstances, elect to treat a distribution that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the distribution in the taxable year in which the distribution is made. However, any distribution declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the distribution was declared.

If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

A stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, individual U.S. stockholders currently are generally subject to a maximum federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, an additional 3.8% Medicare tax will be imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of our common stock) of U.S. high-income individuals, and certain estates and trusts. Corporate U.S. stockholders currently are subject to federal income tax on net capital gain at the maximum 35% rate also applied to ordinary income. Non-corporate stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

We (or if a U.S. stockholder holds shares through an intermediary, such intermediary) will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of distributions, if any, eligible for the preferential maximum rate). Distributions paid by us generally will not be eligible for the dividends-received deduction. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

Recent legislation requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC acquired after January 1, 2012, to the IRS and to taxpayers. The tax regulations require that we elect a default tax identification methodology to perform the required reporting. We have chosen the first-in-first-out (“FIFO”) method as the default tax lot identification method for our stockholders. This is the method we will use to determine which specific shares are deemed to be sold when a stockholder’s entire position is not sold in a single transaction and is the method in which “covered” share sales will be reported on a stockholder’s Form 1099. However, at the time of purchase or upon the sale of “covered” shares, stockholders may generally choose a different tax lot identification method. Stockholders should consult a tax advisor with regard to their personal circumstances as the Company and its service providers do not provide tax advice. Stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

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Until and unless we are treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) as a result of either (i) shares of our common stock and our preferred stock collectively being held by at least 500 persons at all times during a taxable year or (ii) shares of our common stock being treated as regularly traded on an established securities market for any taxable year, for purposes of computing the taxable income of U.S. stockholders that are individuals, trusts or estates, (i) our earnings will be computed without taking into account such U.S. stockholders’ allocable shares of the management fee paid to our investment adviser and certain of our other expenses, (ii) each such U.S. stockholder will be treated as having received or accrued a dividend from us in the amount of such U.S. stockholder’s allocable share of these fees and expenses for such taxable year, (iii) each such U.S. stockholder will be treated as having paid or incurred such U.S. stockholder’s allocable share of these fees and expenses for the calendar year and (iv) each such U.S. stockholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. stockholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. stockholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions are deductible only to the extent that the aggregate of such U.S. stockholder’s miscellaneous itemized deductions exceeds 2% of such U.S. stockholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of determining a U.S. stockholder’s liability for the U.S. federal alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

Backup Withholding. We may be required to withhold federal income tax (“backup withholding”), currently at a rate of 24%, from all distributions to any non-corporate U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s federal income tax liability, provided that proper information is provided to the IRS.

Reportable Transactions Reporting. If a U.S. stockholder recognizes a loss with respect to shares of our common stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file with the IRS a disclosure statement on Form 8886. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their tax advisors to determine the applicability of these regulations in light of their specific circumstances.

Taxation of Non-U.S. Stockholders

The following discussion applies only to Non-U.S. stockholders. Whether an investment in our shares is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in our shares by a Non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisers before investing in our common stock.

Distributions of our investment company taxable income to Non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. stockholders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, we will not be required to withhold federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non- U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)

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In addition, with respect to certain distributions made by RICs to Non-U.S. stockholders, no withholding will be required and the distributions generally will not be subject to federal income tax if (i) the distributions are properly designated in a notice timely delivered to our stockholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be given as to whether any of our distributions will be reported as eligible for this exemption from withholding tax.

Actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains recognized by a Non-U.S. stockholder upon the sale of our common stock, generally will not be subject to federal withholding tax and will not be subject to U.S. federal income tax unless (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States, or such Non-U.S. stockholder in the United States or (ii) in the case of an individual stockholder, the stockholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the distributions or gains and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. To obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be appropriate for a Non-U.S. stockholder.

Backup Withholding. A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to U.S. federal withholding tax, may be subject to information reporting and backup withholding of federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Non-U.S. stockholders may also be subject to U.S. estate tax with respect to their investment in our common stock.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends, and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends received after December 31, 2018. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. Depending on the status of a Non-U.S. stockholder and the status of the intermediaries through which they hold their shares, Non-U.S. stockholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Stockholders may be requested to provide additional information to us to enable us to determine whether withholding is required, such as W-8BEN, W-8BEN-E or other applicable series W-8.

Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

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ITEM 1A. RISK FACTORS

Investments in the Company involve a high degree of risk. There can be no assurance that our investment objectives will be achieved, or that a stockholder will receive a return of its capital. In addition, there will be occasions when Adviser and its affiliates may encounter potential conflicts of interest in connection with the Company. The following considerations should be carefully evaluated before making an investment in our common stock. If any of those risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected, and you may lose all or part of your investment.

Risks Related to Our Business and Structure

We have a lack of operating history.

We were formed in June of 2021 and have not commenced operations.  We have no operating history and no financial information on which a prospective investor can evaluate an investment in our common stock or our prior performance. As a result, we are subject to a high degree of business risk and uncertainties associated with a newly formed businesses, including the risk that we will not achieve our investment objectives and the value of a stockholder’s investment could decline substantially or become worthless. While we believe that the past professional experiences, our relationships and exposure to target markets, including investment and financial experience, will allow us to exploit certain investment opportunities and will allow Adviser to manage the Company successfully, there can be no assurance that this will be the case.

We depend upon Avala officers and Adviser’s senior management for our success.

We do not have any internal management capacity or employees. We depend on the investment expertise, skill and network of business contacts of our senior investment professionals and those of Adviser, who evaluate, negotiate, structure, execute, monitor and service our investments in accordance with the terms of the Investment Advisory Agreement. Our success depends to a significant extent on the continued service and coordination of our executive team and the senior investment professionals of Adviser.The departure of any of these individuals or competing demands on their time in the future could have a material adverse effect on our ability to achieve our investment objective.

Adviser will support Avala to evaluate, negotiate, structure, close and monitor our investments in accordance with the terms of the Investment Advisory Agreement. We can offer no assurance, however, that Adviser’s senior investment professionals will continue to provide investment advice to us. If these individuals do not maintain their existing relationships with Avala and its affiliates and do not develop new relationships with other sources of investment opportunities, we may not be able to grow our investment portfolio or achieve our investment objective. In addition, individuals with whom Avala’s senior investment professionals have relationships are not obligated to provide us with investment opportunities. Therefore, we can offer no assurance that such relationships will generate investment opportunities for us.

The investment committee that oversees our investment activities is provided by Adviser under the Investment Advisory Agreement and certain members of our board. Adviser’s investment committee consists of Messrs. Abell, Hoag and Perez. The loss of any member of the investment committee or of other Avala senior investment professionals would limit our ability to achieve our investment objective and operate as we anticipate. This could have a material adverse effect on our financial condition and results of operations.

Our business model depends to a significant extent upon strong referral relationships with financial institutions, sponsors and investment professionals. Any inability of Avala principals or Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

We depend upon the Avala principals and the senior investment professionals of Adviser to maintain their relationships with financial institutions, sponsors and investment professionals, and we rely to a significant extent upon these relationships to provide us with potential investment opportunities. If these individuals fail to maintain such relationships, or to develop new relationships with other sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom these individuals have relationships are not obligated to provide us with investment opportunities, and, therefore, we can offer no assurance that these relationships will generate investment opportunities for us in the future.

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Our financial condition and results of operations depend on our ability to manage our business effectively.

Our ability to achieve our investment objective and grow depends on our ability to manage our business. This depends, in turn, on our principals’ and Adviser’s ability to identify, invest in and monitor companies that meet our investment criteria. The achievement of our investment objectives depends upon their execution of our investment process, their ability to provide competent, attentive and efficient services to us and, to a lesser extent, our access to financing on acceptable terms.  Adviser has substantial responsibilities under the Investment Advisory Agreement. The senior origination professionals and other personnel of Adviser and its affiliates may be called upon to provide managerial assistance to our portfolio companies. These activities are likely to distract them and impact our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Our results of operations depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if we cannot successfully operate our business or implement our investment policies and strategies, it could negatively impact our ability to pay dividends or other distributions and you may lose all or part of your investment.

There is currently no public market for our stock, and the liquidity of your investment is limited.

There is currently no public market for our common stock, and a market for our common stock may never develop. Our common stock is not registered under the 1933 Act, or any state securities law and is restricted as to transfer by law and the terms of our charter.  Our stockholders generally may not sell, assign or transfer shares without prior written consent of Adviser, which Adviser may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, our stockholders are not entitled to redeem their shares. Our stockholders must be prepared to bear the economic risk of an investment in our common stock for an indefinite period of time. While we may engage in a liquidity event in the future, there can be no assurance that a liquidity event will be consummated for stockholders.

We have not identified any specific investments that we will make with the proceeds from our private offering, and you will not have the opportunity to evaluate our investments prior to subscribing to purchase our common stock. As a result, our offering may be considered a “blind pool” offering.

Neither we nor Adviser has presently identified, made investments in or contracted to make any investments. As a result, at the time of your investment you may not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. You must rely on Adviser and our Board to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not presently able to evaluate our investments in advance of purchasing our common stock, the private offering likely entails more risk than other types of similar offerings with identified portfolio investments. This additional risk may hinder your ability to achieve your own personal investment objective related to portfolio diversification, risk-adjusted investment returns and other objectives.

Our stockholders may experience dilution.

Our stockholders will not have preemptive rights to subscribe to or purchase any shares issued in the future. To the extent we issue additional equity interests, including in a public offering or following a subsequent closing, a stockholder’s percentage ownership interest in the Company will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, a stockholder may also experience dilution in the net asset value and fair value of our shares.

Potential Fluctuations in the Company’s Net Asset Value.

Our net asset value may fluctuate over time and, consequently, a stockholder may pay a different price per share at subsequent closings than some other stockholders paid at earlier closings. The price per share of a subsequent closing may be above net asset value per share to take into account the amortization of organizational and offering expenses. Consequently, stockholders in subsequent closings may receive a different number of shares for the same capital contribution that earlier stockholders made depending on the net asset value at the time of investment.

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There may be conflicts related to obligations that our senior investment professionals and members of its investment committee have to other clients.

The senior investment professionals and members of our investment committee may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interests or in the best interest of our stockholders. For example, Mr. Whissen will continue to have management responsibilities for advisory client accounts.  As a result, he may have obligations to other clients, the fulfillment of which may not be in the best interests of us or our stockholders. Adviser seeks to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with its allocation policy.

 Adviser or the investment committee may, from time to time, possess material nonpublic information, limiting our investment discretion.

The managing members and the senior origination professionals of Adviser and the senior professionals and members of the investment committee may serve as directors of, or in a similar capacity with, companies in which we invest, the securities of which are purchased or sold on our behalf. In the event that material nonpublic information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have a material adverse effect on us.

Our management fee structure may create incentives for Adviser that are not fully aligned with the interests of our stockholders.

In the course of our investing activities, we pay management fees to Adviser. Management fees are based on our total assets (which include assets purchased with borrowed amounts but exclude cash and cash equivalents). As a result, investors in our common stock invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than one might achieve through direct investments. Because these fees are based on our total assets, including assets purchased with borrowed amounts but excluding cash and cash equivalents, Adviser benefits when we incur debt or otherwise use leverage. This fee structure may encourage Adviser to cause us to borrow money to finance additional investments or to maintain leverage when it would otherwise be appropriate to pay off our indebtedness. Under certain circumstances, the use of borrowed money may increase the likelihood of default, which would disfavor our stockholders.

Our Board is charged with protecting our interests by monitoring how Adviser addresses these and other conflicts of interest associated with its management services and compensation. Our Board will review and approve each investment and our independent directors will periodically review Adviser’s services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews and approvals, our board and independent directors consider whether our fees and expenses (including those related to leverage) remain appropriate. In addition to reviewing and approving initial investments, the Board is also responsible for reviewing and approving dispositions, follow-on investments, and amendments to existing investments. This comprehensive oversight helps maintain the integrity of our investment strategy and ensures that each decision is made with the best interests of our stockholders in mind.

The Administration Agreement with Administrator were not negotiated on an arm’s length basis and may not be as favorable to us as if they had been negotiated with an unaffiliated third-party.

We negotiated the Administration Agreement with a related party. Consequently, their terms, including fees payable to Administrator, may not be as favorable to us as if they had been negotiated with an unaffiliated third-party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights and remedies under the Investment Advisory Agreement because of our desire to maintain our ongoing relationship with Adviser. Any such decision, however, would breach our fiduciary obligations to our stockholders.

We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

We compete with a variety of commercial finance companies to prospect, identify and fund investments in middle-market companies – this includes other private and public business development companies, traditional commercial banks, private investment funds, regional banking institutions, small business investment companies, investment banks and insurance companies. Additionally, with increasing competition for investment opportunities and changing market conditions, alternative investment vehicles may seek to invest in middle-market companies. Competition for investments in lower middle-market companies has increased and we expect that competitive trend to continue. Our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Most competitors have a lower cost of funds and greater access to funding sources that are not available to us. Competitors are likely to have higher risk tolerances which expand investment opportunities and enable different risk assessments, which allow them to target a wider variety of portfolio companies and investment structures. These characteristics allow most of our competitors to consider a greater number and a more diverse set of investments, portfolio companies, establish more relationships and offer more flexible structuring than we are able to offer. If in direct competition for a particular investment, we may not be able to match our competitors’ pricing, terms and structure. We will not match a competitors’ pricing, terms and structure if we are not able to achieve acceptable returns on the investments or if the pricing or structure creates unacceptable risk of capital loss. Our competitive advantage stems from our focus and access to lower middle-market that is traditionally underserved by commercial and investment banks, and generally has less access to capital. A shift in the market or economic conditions such that our competitors target this this market could force us to accept less attractive investment terms.

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Many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the source of income, asset diversification and distribution requirements we must satisfy to obtain and maintain our RIC status. The competitive pressures we face may have a material adverse effect on our business, financial condition and results of operations. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objective.

We will be subject to corporate-level federal income tax if we are unable to qualify or maintain qualification as a RIC under Subchapter M of the Code.

We intend to elect to be treated as a RIC under Subchapter M of the Code as soon as practicable, and intend to qualify annually thereafter; however, no assurance can be given that we will be able to qualify for and maintain RIC status. To receive RIC tax treatment under the Code and to be relieved of federal taxes on income and gains distributed to our stockholders, we must meet certain requirements, including source-of-income, asset diversification and distribution requirements.

The annual distribution requirement applicable to RICs is satisfied if we distribute at least 90% of our net ordinary income and any net short-term capital gains in excess of net long-term capital losses to our stockholders on an annual basis. In addition, we will be subject to a 4% nondeductible federal excise tax to the extent that we do not satisfy certain additional minimum distribution requirements on a calendar year basis.

To the extent we use debt financing, we will be subject to certain asset coverage ratio requirements under the 1940 Act and may be subject to financial covenants under loan and credit agreements which could restrict us from making annual distributions necessary to receive RIC tax treatment. If we are unable to obtain cash from other sources, we may fail to be taxed as a RIC and, thus, may be subject to corporate-level federal income tax on our entire taxable income without regard to any distributions made by us.

In order to be taxed as a RIC, we must also meet certain asset diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments are in private or thinly traded public companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses. If we fail to be taxed as a RIC for any reason and become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distributions to stockholders and the amount of our distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on us and our stockholders.

An extended disruption in the capital markets and the credit markets could negatively affect our business.

As a BDC, it is necessary for us to raise capital for investment purposes. Without sufficient access to the capital markets or credit markets, we may be forced to curtail our business operations or we may not be able to pursue new business opportunities. The capital markets and the credit markets have experienced periods of extreme volatility and disruption and, accordingly, there has been and may in the future be uncertainty in the financial markets in general. Ongoing disruptive conditions in the financial industry and the impact of new legislation in response to those conditions could restrict our business operations and could adversely impact our results of operations and financial condition.

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We may have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income.

For U.S. federal income tax purposes, income will include certain amounts that we have not yet received in cash, such as original issue discount (“OID”), or through contracted payment-in-kind (“PIK”) interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Original issue discount or increases in loan balances as a result of contracted PIK arrangements, will be included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that are not distributed to us in cash or that have immediate liquidity.  There are risks associated with OID and PIK instruments, such as:

a.	the interest payments deferred on a PIK loan are subject to the risk that the borrower may default when the deferred payments are due in cash at the maturity of the loan;

b.	the interest rates on PIK loans are higher to reflect the time-value of money on deferred interest payments and the higher credit risk of borrowers who may need to defer interest payments;

c.	market prices of OID instruments are more volatile because they are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash; and

d.	PIK instruments may have unreliable valuations because the accruals require judgments about ultimate collectability of the deferred payments and the value of the associated collateral.

Because we may be required to recognize income before or without receiving cash representing such income, we may have difficulty meeting the requirements applicable to RICs. In such a case, we may be compelled to sell investments (at a time and a price that we do not consider to be most advantageous to us), raise additional debt or equity capital (at less favorable prices and terms) or reduce new investments to meet these distribution requirements. If we are not able to obtain such cash from other sources, we may fail to qualify for the tax benefits available to RICs and thus be subject to corporate-level income tax.

Regulations governing our operation as a BDC affect our ability to and the way in which we raise additional capital.

The 1940 Act generally prohibits us from incurring indebtedness unless immediately after such borrowing we have an asset coverage for total borrowings of at least 200% (i.e., the amount of debt may not exceed 50% of the value of our gross assets). However, recent legislation provides that in order for a BDC to be subject to a reduced 150% Asset Coverage Ratio (i.e., we can borrow $2 for every $1 of equity), the BDC must either obtain: (i) approval of the required majority of its independent directors who have no financial interest in the proposal, which would become effective one year after the date of such approval, or (ii) obtain stockholder approval (of more than 50% of the votes cast for the proposal at a meeting in which quorum is present), which would become effective on the first day after the date of such stockholder approval. The Board and the Company’s initial stockholder have approved a proposal to adopt an Asset Coverage Ratio of 150% in connection with the organization of the Company. Incurring additional indebtedness could increase the risk of investing in the Company.

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We may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities”. Under the provisions of the 1940 Act, as a BDC we are permitted to issue senior securities in amounts such that our asset coverage ratio, as defined in the 1940 Act, equals at least 200% of total assets less all liabilities and indebtedness not represented by senior securities, immediately after each issuance of senior securities. We are permitted, however, to decrease our asset coverage ratio to at least 150% as we have satisfied certain conditions, including stockholder and Board approval. Our Board and our initial stockholders have approved a proposal to adopt an asset coverage ratio of 150% in connection with the organization of the Company. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous. This could have a material adverse effect on our operations and we may not be able to make distributions in an amount sufficient to be subject to taxation as a RIC, or at all. In addition, issuance of securities could dilute the percentage ownership of our current stockholders in us.

No person or entity from which we borrow money will have veto power or a vote in approving or changing any of our fundamental policies. If we issue preferred stock, the preferred stock would rank “senior” to common stock in our capital structure, preferred stockholders would have separate voting rights on certain matters and might have other rights, preferences or privileges more favorable than those of our common stockholders, and the issuance of preferred stock could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in your best interest. Holders of our common stock will directly or indirectly bear all of the costs associated with offering and servicing any preferred stock that we issue. In addition, any interests of preferred stockholders may not necessarily align with the interests of holders of our common stock and the rights of holders of shares of preferred stock to receive dividends would be senior to those of holders of shares of our common stock.

As a BDC, we generally are not able to issue our common stock at a price below net asset value per share without first obtaining the approval of our stockholders and our independent directors. If we raise additional funds by issuing more common stock or senior securities convertible into, or exchangeable for, our common stock, then percentage ownership of our stockholders at that time would decrease, and you might experience dilution. We may seek stockholder approval to sell shares below net asset value in the future.

Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we use leverage to partially finance our investments, you will experience increased risks of investing in our Shares. If the value of our assets increases, then leveraging would cause the NAV attributable to our Shares to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to pay dividends, scheduled debt payments or other payments related to our securities. Leverage is generally considered a speculative investment technique.

There are significant financial and other resources necessary to comply with the requirements of being a public entity.

Upon the effectiveness of this Registration Statement, we will be subject to the reporting requirements of the 1934 Act and requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The 1934 Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls, significant resources and management oversight will be required. We intend to implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur annual expenses related to these steps and, among other things, directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses payable to our Administrator to compensate it for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.

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The systems and resources necessary to comply with public company reporting requirements will increase further once we cease to be an “emerging growth company” under the JOBS Act. As long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will remain an emerging growth company for up to five years following an IPO or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period.

As an “emerging growth company” we are permitted:

•	to include less extensive narrative disclosure than required of other reporting companies, particularly in the description of executive compensation;

•	to provide audited financial statements for two fiscal years, in contrast to other reporting companies, which must provide audited financial statements for three fiscal years;

•	not to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b);

•	to defer complying with certain changes in accounting standards; and

•	to use test-the-waters communications with qualified institutional buyers and institutional accredited investors.

We do not currently have comprehensive documentation of our internal controls.

We are not required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the 1934 Act for a specified period of time or the date we are no longer an emerging growth company under the JOBS Act. Accordingly, our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We intend to engage in a process of building out internal controls over financial reporting and establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company.

We intend build a process for creating and documenting internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting.  However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of (a) the year following our first annual report required to be filed with the SEC, or (b) the date we are no longer an emerging growth company under the JOBS Act.

Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected.  Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC and result in a breach of the covenants under the agreements governing any of our financing arrangements.

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Provisions in a credit facility may limit discretion.

To the extent we borrow money to make investments, such underlying credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

We may also be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

Any defaults under a credit facility could adversely affect our business.

In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

To the extent we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income.

To the extent we borrow money to make investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income in the event we use debt to finance our investments. In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with issuances of equity and long-term debt securities. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. Such techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act. You should also be aware that a rise in the general level of interest rates typically leads to higher interest rates applicable to our debt investments.

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Risks Relating to Reference Rates.

Although the Company does not intend to lend at rates based on the London Interbank Offered Rate (“LIBOR”), the Company may acquire loans that continue to use LIBOR. While many LIBOR rates were phased out at the end of 2021, a selection of widely used U.S.-dollar LIBOR rates will continue to be published until June 2023. On July 29, 2021, the U.S. Federal Reserve System, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, formally recommended replacing U.S.-dollar LIBOR with the Secured Overnight Financing Rate (“SOFR”), a new index calculated by short-term repurchase agreements, backed by Treasury securities. Further, on March 15, 2022, the Consolidation Appropriations Act of 2022, which includes the Adjustable Interest Rate (LIBOR) Act (“LIBOR Act”), was signed into law in the U.S. This legislation establishes a uniform benchmark replacement process for financial contracts that mature after June 30, 2023 which do not contain clearly defined or practicable fallback provisions. The legislation also creates a safe harbor that shields lenders from litigation if they choose to utilize a replacement rate recommended by the Board of Governors of the Federal Reserve. Although the transition process away from LIBOR has become increasingly well-defined (e.g. the LIBOR Act now provides a uniform benchmark replacement for LIBOR-based instruments in the U.S.), the transition process may involve, among other things, increased volatility or illiquidity in markets for instruments that currently rely on LIBOR and may result in a reduction in the value of certain instruments that the Company may acquire. Further, disruptions related to loans in the marketplace could have a material adverse effect on our ability to enter into loans in the future in accordance with the Company’s investment strategy and have a material adverse effect on the Company.

Interest Rate Risk.

Interest rate risk refers to the risks associated with market changes in interest rates. In general, rising interest rates will negatively impact the price of fixed rate debt instruments and falling interest rates will have a positive effect on the price of such debt instruments. Variable rate loans with interest that adjusts with market rates will generally react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). The Company’s other investments and transactions may also be affected by changes in interest rates. Declines in market value, if not offset by any corresponding gains on hedging instruments, may ultimately reduce earnings or result in losses to the Company.

The prices of long-term debt obligations generally fluctuate more than prices of short-term debt obligations as interest rates change. To the extent the Company invests in longer-term Portfolio Investments, it will be impacted to a greater degree by changes in market interest rates than if the Company invested primarily in short-term debt securities.

To the extent the Company borrows money or issues preferred stock to make investments, its net investment income will depend, in part, upon the difference between the rate at which the Company borrows funds or pays distributions on preferred equity and the rate at which it invests those funds. As a result, the Company can offer no assurance that a significant change in market interest rates will not have a material adverse effect on its net investment income in the event the Company uses debt to finance investments. In periods of rising interest rates, the Company’s cost of funds will increase because the interest rates on the amounts borrowed under the Company’s credit facilities or certain other financing arrangements will typically be floating, which could reduce the Company’s net investment income to the extent any investments have fixed interest rates, and the interest rate on investments with an interest rate floor (such as a SOFR floor) above then-current levels will not increase until interest rates exceed the applicable minimum interest rate floor.

If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC, which would have a material adverse effect on our business, financial condition and results of operations.

As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. See “Item 1. Business— Qualifying Assets.” We believe that most of the investments that we may acquire in the future will constitute qualifying assets. However, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could violate the 1940 Act provisions applicable to business development companies. As a result of such violation, specific rules under the 1940 Act could prevent us, for example, from making follow-on investments in existing portfolio companies which could result in the dilution of our position or could require us to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If we need to dispose of investments quickly, it could be difficult to dispose of such investments on favorable terms. We may not be able to find a buyer for such investments and, even if we do find a buyer, we may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on our business, financial condition, results of operations, and cash flows.

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Our portfolio investments will typically be recorded at fair value as determined in good faith by our Board and, as a result, there may be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or if there is no readily available market value, at fair value as determined by our Board. Many of our portfolio investments may take the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable, and we value these securities at fair value as determined in good faith by our Board, including to reflect significant events affecting the value of our securities. As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments:

o	a comparison of the portfolio company’s securities to publicly traded securities;

o	the enterprise value of a portfolio company;

o	the nature and realizable value of any collateral;

o	the portfolio company’s ability to make payments and its earnings and discounted cash flow;

o	the markets in which the portfolio company does business; and

o	changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors.

We expect that most, if not all, of our investments (other than cash and cash equivalents) will be classified as Level 3 under Accounting Standards Codification, or ASC, Topic 820, Fair Value Measurement, as amended. This means that our portfolio valuations will be based on unobservable inputs and our own assumptions about how market participants would price the asset or liability in question. Inputs into the determination of fair value of our portfolio investments require significant management judgment or estimation, the level of which could increase during periods of volatility or uncertainty. Even if observable market data are available, such information could be the result of consensus pricing information or broker quotes, which could include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information.  We will adjust quarterly the valuation of our portfolio to reflect our board of directors’ determination of the fair value of each investment in our portfolio. Any changes in fair value will be recorded in our consolidated statement of operations as net change in unrealized appreciation or depreciation.

We may experience fluctuations in our quarterly operating results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, the interest rate payable on the debt securities we acquire, the default rate on such securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

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Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We and our portfolio companies will be subject to regulation at the local, state and federal level. These laws and regulations, as well as their interpretation, may change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations and interpretations may also come into effect, including those governing the types of investments we or our portfolio companies are permitted to make, any of which could have a material adverse effect on our business. In particular, on July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, became law. The scope of the Dodd-Frank Act impacts many aspects of the financial services industry, and it requires the development and adoption of many implementing regulations over the next several years. The effects of Dodd-Frank on the financial services industry will depend, in large part, upon the extent to which regulators exercise the authority granted to them and the approaches taken in implementing regulations. The Dodd-Frank Act and federal tax reform, including future rules implementing its provisions and the interpretation of those rules, along with other legislative and regulatory proposals directed at the financial services industry or affecting taxation that are proposed or pending in the U.S. Congress, may negatively impact the operations, cash flows or financial condition of us or our portfolio companies, impose additional costs on us or our portfolio companies, intensify the regulatory supervision of us or our portfolio companies or otherwise adversely affect our business or the business of our portfolio companies. In addition, if we do not comply with applicable laws and regulations, we could lose any licenses that we then hold for the conduct of our business and may be subject to civil fines and criminal penalties.

Additionally, changes to the laws and regulations governing our operations, including those associated with RICs, may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities or result in the imposition of corporate-level taxes on us. Such changes could result in material differences to the strategies and plans set forth herein and may shift our investment focus from the areas of expertise of Adviser to other types of investments in which Adviser may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business, financial condition and results of operations.

Government intervention in the credit markets could adversely affect our business.

 The central banks and, in particular, the U.S. Federal Reserve, have taken unprecedented steps since the financial crises of 2008-2009 and the COVID-19 global pandemic. It is impossible to predict if, how, and to what extent the United States and other governments would further intervene in the credit markets. Such intervention is often prompted by politically driven action in response to politically sensitive issues involving family homes, student loans, real estate speculation, credit card receivables, pandemics, etc., and could, as a result, be contrary to what we would reasonably predict from an “economically rational” perspective.

 On the other hand, recent governmental intervention could mean that the willingness of governmental bodies to take additional extraordinary action is diminished. As a result, in the event of near-term major market disruptions, like those caused by the COVID-19 pandemic, there might be only limited additional government intervention, resulting in correspondingly greater market dislocation and materially greater market risk.

Legislative or other actions relating to taxes could have a negative effect on us.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service (“IRS”) and the U.S. Treasury Department. The Biden Administration is expected to propound legislation that is expected to make many changes to the Internal Revenue Code, including, among other things, significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. While we do not foresee that any of the Administration’s tax legislation will have an impact on our ability to qualify for tax treatment as a RIC, we cannot predict with certainty how any changes in the tax laws, U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation might affect us, investors or our portfolio investments.

We may not qualify as a publicly offered RIC.

Although we intend to qualify as a publicly offered RIC following the Private Offering, we can provide no assurances that we will qualify as a publicly offered RIC for future taxable years. If we are not a publicly offered RIC for any period, a non-corporate stockholder’s allocable portion of our affected expenses, including its management fees, will be treated as an additional distribution to the stockholder and will be deductible by such stockholder only to the extent permitted under the limitations described below. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. stockholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions are deductible only to the extent that the aggregate of such U.S. stockholder’s miscellaneous itemized deductions exceeds 2% of such U.S. stockholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of determining a U.S. stockholder’s liability for the U.S. federal alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

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Our Board may change our investment objective, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.

Our Board has the authority, except as otherwise prohibited by the 1940 Act, to modify or waive certain of our operating policies and strategies without prior notice and without stockholder approval. However, absent stockholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. Under Delaware law, we also cannot be dissolved without prior stockholder approval except by judicial action. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and the price value of our common stock. Nevertheless, any such changes could adversely affect our business and impair our ability to make distributions.

Adviser can resign on 60 days’ notice, and we can provide no assurance that we could find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

Adviser has the right to resign under the Investment Advisory Agreement at any time upon not less than 60 days’ written notice, whether we have found a replacement or not. If Adviser resigns, we can provide no assurance that we would be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our business, financial condition and results of operations and cash flows as well as our ability to pay distributions are likely to be adversely affected and the value of our common stock could decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by Adviser and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective and portfolio could result in additional costs and time delays that could adversely affect our business, financial condition, results of operations and cash flows.

The Administrator can resign on 60 days’ notice, and we can provide no assurance that we could find a suitable replacement, resulting in a disruption in our operations that could adversely affect our financial condition, business, and results of operations.

The Administrator has the right to resign under the Administration Agreement at any time upon not less than 60 days’ written notice, whether we have found a replacement or not. If the Administrator resigns, we can provide no assurance that we would be able to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the value of our common stock could decline. In addition, the coordination of our internal management and administrative activities is likely to suffer if we are unable to identify and reach an agreement with a service provider or individuals with the expertise possessed by the Administrator. Even if we are able to retain a comparable service provider or individuals to perform such services, whether internal or external, their integration into our business and lack of familiarity with our investment objective and portfolio could result in additional costs and time delays that could adversely affect our business, financial condition, results of operations and cash flows.

Efforts to comply with the Sarbanes-Oxley Act involve significant expenditures, and non-compliance with the Sarbanes-Oxley Act may involve fines and additional expenditures.

As a registered BDC, we incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to an investment company whose securities are registered under the Exchange Act.  We also incur additional corporate governance requirements, including requirements under the 1940 Act, the Sarbanes-Oxley Act and other rules implemented by the SEC.

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Under current SEC rules, after being subject to the reporting requirements of the 1934 Act for a specified period of time, our management will be required to report on its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and rules and regulations of the SEC thereunder. We are required to review on an annual basis our internal controls over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal controls over financial reporting. As a result, we expect to continue to incur associated expenses, which may negatively impact our financial performance and our ability to make distributions. This process requires the investment of our management’s time and attention. We cannot be certain as to the timing of completion of any evaluation, testing and remediation actions or the impact of the same on our operations and may not be able to ensure that the process is effective or that the internal controls are or will be effective in a timely manner. There can be no assurance that our quarterly reviews and annual audits will not identify additional material weaknesses. In the event that we are unable to maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, our value and results of operations may be adversely affected. As a result, we expect to incur significant associated expenses, which may negatively impact our financial performance and our ability to make distributions.

The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.

The occurrence of a disaster such as a cyber-attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

We depend heavily upon computer systems, and internet-based communications and information systems to perform our essential business functions. Despite our implementation of a variety of security measures and periodic cybersecurity tests and audits, these systems could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins, unauthorized tampering, unauthorized access, theft, misuse, computer viruses or other malicious code and other events that could have an impact on security. Like other companies, we may experience threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. While steps have been taken to mitigate the risk and impact of such attacks, no system is 100% safe from attack.  A successful cyberattack could have an adverse impact on us. The Company, the Administrator and Adviser rely on third-party service providers for certain aspects of our respective businesses. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair the quality of the operations and could affect their reputation, which could have an adverse effect on us.

We may incur lender liability as a result of our lending activities.

A number of judicial decisions have upheld judgments for borrowers against lending institutions on the basis of various legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing or a similar duty owed to the borrower, or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We could be required to defend allegations of lender liability from time to time.

Loans to companies operating in workout modes or under Chapter 11 of the U.S. Bankruptcy Code are, in certain circumstances, subject to certain potential liabilities that could exceed the amount of such loan purchased by us. Under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as a stockholder to dominate or control a borrower to the detriment of other creditors of such borrower, a court could elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.” Because of the nature of the loans, the loans could be subject to claims of subordination.

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We may incur liability as a result of providing managerial assistance to our portfolio companies.

In the course of providing significant managerial assistance to certain portfolio companies, certain of our management and directors may serve as directors on the boards of such companies. To the extent that litigation arises out of investments in these companies, we and our management and directors may be named as defendants in such litigation, which could result in an expenditure of our funds, through our indemnification of such officers and directors, and the diversion of management time and resources.

Risks Related to Our Investments

Economic recession or downturn could impair our prospective portfolio companies and harm our operating results.

Prospective portfolio companies are susceptible to economic slowdowns or recessions and could be unable to repay our loans during these periods. Therefore, our non-performing assets are likely to increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions could decrease the value of collateral securing any of our loans and the value of any equity investments we make. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing our investments and harm our operating results.

The failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. It is possible that we could become subject to a lender liability claim, including as a result of actions taken if we or Adviser render significant managerial assistance to the borrower. Furthermore, if one of our portfolio companies were to file for bankruptcy protection, even though we may have structured our investment as senior secured debt, depending on the facts and circumstances, including the extent to which we or Adviser provided managerial assistance to that portfolio company or otherwise exercise control over it, a bankruptcy court might re- characterize our debt as a form of equity and subordinate all or a portion of our claim to claims of other creditors.

Market conditions related to COVID-19 have materially and adversely affected debt and equity capital markets in the United States.

In the past, the global capital markets experienced periods of disruption resulting in increasing spreads between the yields realized on riskier debt securities and those realized on securities perceived as being risk-free and a lack of liquidity in parts of the debt capital markets, significant write-offs in the financial services sector relating to subprime mortgages and the re-pricing of credit risk in the broadly syndicated market. This is particularly accentuated as we emerge from the COVID-19 pandemic and the global capital markets adjust to changing market conditions and fiscal policies. These events, along with the deterioration of the housing market, illiquid market conditions, declining business and consumer confidence and the failure of major financial institutions in the United States, led to a general decline in economic conditions. This economic decline materially and adversely affected the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and to financial firms in particular. If such a period of disruption were to occur in the future, to the extent that we wish to use debt to fund our investments, the debt capital that will be available to us, if at all, may be at a higher cost, and on terms and conditions that may be less favorable, than what we expect, which could negatively affect our financial performance and results. A prolonged period of market illiquidity may cause us to reduce the volume of loans we originate and/or fund below historical levels and adversely affect the value of our portfolio investments, which could have a material and adverse effect on our business, financial condition, and results of operations. The spread between the yields realized on riskier debt securities and those realized on securities perceived as being risk-free has remained narrow on a relative basis recently. If these spreads were to widen or if there were deterioration of market conditions, these events could materially and adversely affect our business.

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Our investments in leveraged portfolio companies may be risky, and you could lose all or part of your investment.

Investment in leveraged companies involves a number of significant risks. Leveraged companies in which we invest may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees that we may have obtained in connection with our investment. In addition, we may enter into loans that are subordinated to senior loans. As such, other creditors may rank senior to us in the event of an insolvency.

We intend to invest in middle-market, privately owned companies, which may present a greater risk of loss than loans to larger companies.

We intend to invest in loans to middle-market, privately owned companies. Compared to larger, publicly traded firms, these companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position and may need more capital to expand, compete and operate their business. In addition, many of these companies may be unable to obtain financing from public capital markets or from traditional sources, such as commercial banks. Accordingly, loans made to these types of borrowers may entail higher risks than loans made to companies that have larger businesses, greater financial resources or are otherwise able to access traditional credit sources on more attractive terms.

Investing in middle-market companies involves a number of significant risks, including that middle-market companies:

•	may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•	are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•	typically have more limited access to the capital markets, which may hinder their ability to refinance;

•	will be unable to refinance or repay at maturity the unamortized loan balance as we structure our loans such that a significant balance remains due at maturity;

•	generally have less predictable operating results, may be particularly vulnerable to changes in customer preferences or market conditions, depend on one or a limited number of major customers;

•	may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and

•	generally have less publicly available information about their businesses, operations and financial condition. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and may lose all or part of our investment.

Any of these factors or changes thereto could impair a portfolio company’s financial condition, results of operation, cash flow or result in other adverse events, such as bankruptcy, any of which could limit a portfolio company’s ability to make scheduled payments on loans from us. This, in turn, may lead to their inability to make payments on outstanding borrowings, which could result in losses in our loan portfolio and a decrease in our net interest income and book value.

We will not control a portfolio company’s management or the manner in which a company’s management addresses the company’s risks except in the event that a portfolio company defaults on its loan from us and we seek to enforce our security interest. In addition, middle market companies often require additional financing to expand or maintain their competitive position, and they could have a more difficult time obtaining additional capital than larger companies.

 An important concern in making investments is the possibility of material misrepresentation or omission on the part of the portfolio company. Such inaccuracy or incompleteness can adversely affect, among other things, the valuation of collateral, other debt obligations, our ability to perfect or effectuate a lien on the collateral securing a loan or other debt obligation, the financial condition of the issuer, or the business prospects of the issuer. We will rely upon the accuracy and completeness of representations made by portfolio companies to the extent reasonable. However, there can be no guarantee that such representations are accurate or complete.

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If the issuer of securities purchased by us does not perform to Adviser’s expectations, the value of its equity and debt securities would likely decline and the issuer could default on its obligations. Poor performance can be caused by a number of factors, including failures of management, competitive pressures, pressure by customers and suppliers, labor unrest, or force majeure events, such as the current COVID-19 pandemic. While Adviser intends to invest in portfolio companies in industries that it believes are insulated from the effects of the COVID-19 pandemic, there can be no assurance that such portfolio companies will not be adversely affected by the COVID-19 pandemic or other market or economic conditions.

The value of our investments in loans will likely be detrimentally affected to the extent a borrower defaults on its obligations, there is insufficient collateral, and/or there are extensive legal and other costs incurred in collecting on a defaulted loan. Adviser will attempt to minimize this risk, for example, by maintaining low loan-to-liquidation values with each loan and the collateral underlying the loan. However, there can be no assurance that the liquidation value assigned by Adviser would be realized by the portfolio company upon liquidation, nor can there be any assurance that such collateral will retain its value. In addition, certain of our loans will be supported, in whole or in part, by personal guarantees made by the borrower or an affiliate of the borrower. If such guarantee is called and the guarantor fails to meet its obligations under the guarantee, the amount realizable with respect to a loan will generally be detrimentally affected. There could be a monetary as well as a time cost involved in collecting on defaulted loans and, if applicable, taking possession of various types of collateral. In addition, any activity deemed to be active lending/origination by us could subject it to additional regulation.

We may need to foreclose on loans to portfolio companies in default which could result in losses.

We may foreclose on loans that are in default. Foreclosure processes are often lengthy and expensive.  Results of foreclosure processes or other exercises of creditors’ rights may be uncertain, as claims may be asserted by the relevant borrower or by other creditors or investors in such borrower that interfere with enforcement of our rights, such as claims that challenge the validity or enforceability of our loan or the priority or perfection of our security interests. Our borrowers may resist foreclosure actions or other remedies by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no merit, in an effort to prolong the foreclosure action or other remedy and seek to force us into a modification or buy-out of our loan for less than we are owed. Additionally, the transfer of certain collateral to us may be limited or prohibited by applicable laws and regulations.  For transferable collateral, foreclosure or other remedies available may be subject to certain laws and regulations, including the need for regulatory disclosure and/or approval of such transfer. Even if we are successful in foreclosing on collateral securing our loan, the liquidation proceeds upon sale of the collateral may not be sufficient to recover our loan. Any costs or delays involved in the foreclosure or a liquidation of the collateral will reduce the net proceeds realized and, thus, increase the potential for loss.

We may be subject to risks associated with investments in senior loans.

We intend to invest in senior secured loans. Senior secured loans are usually rated below investment grade or may also be unrated. As a result, the risks associated with senior secured loans may be considered by credit rating agencies to be similar to the risks of below investment grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment grade is considered speculative because of the credit risk of their issuers. Such companies are more likely than investment grade issuers to default on their payments of interest and principal owed to us, and such defaults could have a material adverse effect on our performance. An economic downturn would generally lead to a higher non-payment rate, and a senior secured loan may lose significant market value before a default occurs. Moreover, any specific collateral used to secure a senior secured loan may decline in value or become illiquid, which would adversely affect the senior secured loan’s value.

There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities, including securities issued in transactions registered under the 1933 Act or registered under the 1934 Act. As a result, Adviser will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, we will be particularly dependent on the analytical abilities of Adviser, the Investment Committee and adherence to our established investment criteria and strategies.

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In general, the secondary trading market for senior secured loans is not well developed. No active trading market is likely to exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that we may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

We may be subject to risks associated with our investments in junior debt securities.

We may invest in junior debt securities. Although certain junior debt securities are typically senior to common stock or other equity securities, the equity and debt securities in which we will invest may be subordinated in material ways to senior debt, all or a significant portion of which may be secured. Such subordinated investments may be characterized by greater credit risks than those associated with the senior obligations of the same issuer. These subordinated securities may not be protected by all of the financial covenants, such as limitations upon additional indebtedness, typically protecting such senior debt. Holders of junior debt generally are not entitled to receive full payments in bankruptcy or liquidation until senior creditors are paid in full. Holders of equity are not entitled to payments until all creditors are paid in full. In addition, the remedies available to holders of junior debt are normally limited by restrictions benefiting senior creditors. In the event any portfolio company cannot generate adequate cash flow to meet senior debt service, we may suffer a partial or total loss of capital invested.

Loans may become nonperforming for a variety of reasons.

A loan or debt obligation may become non-performing for a variety of reasons. Such non-performing loans may require substantial workout negotiations or restructuring that may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of the principal amount of the loan and/or the deferral of payments. In addition, such negotiations or restructuring may be quite extensive and protracted over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery. We may also incur additional expenses to the extent that it is required to seek recovery upon a default on a loan or participate in the restructuring of such obligation. The liquidity for defaulted loans may be limited, and to the extent that defaulted loans are sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon. In connection with any such defaults, workouts or restructuring, although we exercise voting rights with respect to an individual loan, we may not be able to exercise votes in respect of a sufficient percentage of voting rights with respect to such loan to determine the outcome of such vote.

The lack of liquidity in our investments may adversely affect our business.

All of our assets may be invested in illiquid securities, and a substantial portion of our investments in leveraged companies will be subject to legal and other restrictions on resale or will otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for us to sell such investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded these investments. As a result, we do not expect to achieve liquidity in our investments in the near-term. However, to maintain the election to be regulated as a BDC and qualify as a RIC, we may have to dispose of investments if we do not satisfy one or more of the applicable criteria under the respective regulatory frameworks. We may also face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we or Adviser have material nonpublic information regarding such portfolio company.

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.

As a BDC, we will be required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by our Board. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. We record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our net asset value by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition and results of operations.

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Our portfolio companies may prepay loans, which prepayment may reduce stated yields if capital returned cannot be invested in transactions with equal or greater expected yields.

The loans that are expected to be included in our portfolio may be callable at any time and may include certain prepayment rights with or without penalty. Whether a loan is called will depend both on the continued positive performance of the portfolio company and the existence of favorable financing market conditions that allow such company the ability to replace existing financing with less expensive capital. Risks associated with owning loans include the fact that prepayments may occur at any time, sometimes without premium or penalty, and that the exercise of prepayment rights during periods of declining spreads could cause us to reinvest prepayment proceeds in lower-yielding instruments. In some cases, calling a loan may reduce our achievable yield if the capital returned cannot be invested in transactions with equal or greater expected yields.

Our portfolio may be exposed in part to one or more specific industries, which may subject us to a risk of significant loss in a particular investment or investments if there is a downturn in that particular industry.

Our portfolio may be exposed in part to one or more specific industries particularly in the early stages of our growth and the number of investments is small. A downturn in any particular industry in which we are invested could significantly impact the aggregate returns we realize. If an industry in which we have significant investments suffers from adverse business or economic conditions, as these industries have to varying degrees, a material portion of our investment portfolio could be affected adversely, which, in turn, could adversely affect our financial position and results of operations.

We will be a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited by the 1940 Act with respect to the proportion of our assets that may be invested in securities of a single issuer.

We will be classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Our portfolio may be concentrated in a limited number of portfolio companies and industries. Beyond the asset diversification requirements associated with our qualification as a RIC under the Code, we will not have fixed guidelines for diversification. To the extent that we assume large positions in the securities of a small number of issuers, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. As a result, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, while we are not targeting any specific industries, our investments may be concentrated in relatively few industries. As a result, a downturn in any particular industry in which we are invested could also significantly impact the aggregate returns we realize.

We could hold the debt securities of leveraged companies that could, due to the significant volatility of such companies, enter into bankruptcy proceedings.

Leveraged companies could experience bankruptcy or similar financial distress, and the risk of these events has been significantly increased by the recent volatility in the markets. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are products of contested matters and adversarial proceedings and are beyond the control of the creditors. A bankruptcy filing by an issuer could have adverse and permanent effects on the issuer. If the proceeding is converted to a liquidation, the value of the issuer will not necessarily equal the liquidation value that was believed to exist at the time of the investment. A bankruptcy or other workout often raises conflicts of interests (including, for example, conflicts over proposed waivers and amendments to debt covenants), including between investors who hold different types of interests in the applicable company. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs of a bankruptcy proceeding are frequently high and are paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, our influence with respect to the class of securities or other obligations it owns could be reduced by increases in the number and monetary value of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) can be substantial.

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Depending on the facts and circumstances of our investments and the extent of our involvement in the management of a portfolio company, upon the bankruptcy of a portfolio company, a bankruptcy court could recharacterize our debt investments as equity interests and subordinate all or a portion of our claim to that of other creditors. This could occur even though we have structured our investment as senior debt.

Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in seeking to:

o	increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;

o	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

o	preserve or enhance the value of our investment.

We have discretion to make follow-on investments, subject to the availability of capital resources and the provisions of the 1940 Act. The inability or failure on our part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements or the desire to maintain our RIC status. Our ability to make follow-on investments may also be limited by Adviser’s allocation policy.

Because we will not hold controlling equity interests in our portfolio companies, we may not be able to exercise control over as stockholders or control certain actions of management, which could decrease the value of our investments.

We do not expect to hold controlling equity positions in the majority of our portfolio companies. Our debt investments may provide limited control features such as restrictions on the ability of a portfolio company to assume additional debt, or to use the proceeds of our investment for other than certain specified purposes. “Control” under the 1940 Act is presumed at more than 25% equity ownership and may also be present at lower ownership levels where we provide managerial assistance. When we do not acquire a controlling equity position in a portfolio company, we may be subject to the risk that a portfolio company may make business decisions with which we disagree, and that management and/or stockholders may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity of the debt and equity investments that we typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company and may therefore suffer a decrease in the value of our investments.

Defaults by our portfolio companies will harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets. This could trigger cross-defaults under other agreements and jeopardize such portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.  In addition, many of our investments will likely have a principal amount outstanding at maturity, which could result in a substantial loss to us if the borrower is unable to refinance or repay.

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Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

Although we expect that our investments will be senior secured debt, some investments may be unsecured and subordinated to senior indebtedness. The portfolio companies in which we invest usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the debt securities in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying senior creditors, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

Additionally, certain loans that we make to portfolio companies may be secured on a second-priority basis by the same collateral securing senior secured debt of such companies. The first-priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first-priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second-priority liens after payment in full of all obligations secured by the first-priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second-priority liens, then, to the extent not repaid from the proceeds of the sale of the collateral, we will only have an unsecured claim against the portfolio company’s remaining assets, if any.

The rights we may have with respect to the collateral securing the loans we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of such senior debt, including in unitranche secured transactions. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first-priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first-priority liens:

o	the ability to cause the commencement of enforcement proceedings against the collateral;

o	the ability to control the conduct of such proceedings;

o	the approval of amendments to collateral documents;

o	releases of liens on the collateral; and

o	waivers of past defaults under collateral documents.

We may not have the ability to control or direct such actions, even if our rights are adversely affected. In addition, a bankruptcy court may choose not to enforce an intercreditor agreement or other agreement with creditors.  We may also make unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.

We may also make subordinated investments that rank below other obligations of the obligor in right of payment. Subordinated investments are generally more volatile than secured loans and are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or in general economic conditions. If we make a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high LTV ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.

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Unitranche debt financing combines senior and subordinated debt into a single loan structure with a blended interest rate. Unitranche loans offer a streamlined approach to borrowing, as there is only one lender or a small group of lenders involved.  We intend to invest in First Out tranches but may consider Last Out tranches of unitranche loans depending on the quality of the investment and relative risk.

Investing in unitranche securities presents a variety of risks for us. A main risk is credit risk, as borrowers may default on loan payments or fail to meet their financial obligations. This risk can vary depending on whether the investment is a First Out or Last Out tranche, with Last Out tranches typically carrying higher credit risk. Changes in interest rates can impact the value of these investments, particularly if they are fixed-rate, which may decrease in value when interest rates rise. Prepayment risks are a factor as borrowers may choose to repay loans early, which can reduce our expected return and pose reinvestment risks if we are unable to reinvest the proceeds at yields comparable to those of the original loan.  Recovery rates may be lower for Last Out tranches, increasing the potential for losses. Last Out tranches also pose subordination risk as they have a lower repayment priority during liquidation or bankruptcy events.

Unitranche loans are typically illiquid and not actively traded, which can limit the secondary market for these securities. This lack of liquidity can make it difficult us to sell or exit the position, potentially impacting their ability to meet liquidity needs. Accurately valuing illiquid securities can be difficult adding uncertainty to the overall portfolio valuation.  Company and industry risks are inherent in unitranche loan investments and may increase our exposure to risks associated with specific portfolio companies and industries. Adverse developments in these areas may negatively impact investment values.

Adviser’s liability is limited, and we have agreed to indemnify Adviser against certain liabilities, which could lead Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

Under the Investment Advisory Agreement and the Indemnification Agreement, Adviser does not assume any responsibility to us other than to render the services called for under the Investment Advisory Agreement, and it is not responsible for any action of our board of directors in following or declining to follow Adviser’s advice or recommendations. Under the terms of the Investment Advisory Agreement, Adviser, its officers, members, personnel and any person controlling or controlled by Adviser are not liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting gross negligence, willful misconduct, bad faith or reckless disregard of Adviser’s duties under the Investment Advisory Agreement. In addition, we have agreed to indemnify Adviser and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Investment Advisory Agreement, except where attributable to gross negligence, willful misconduct, bad faith or reckless disregard of such person’s duties under the Investment Advisory Agreement. Although the final investment decision will be made by the Investment Committee, these protections could lead Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.

The disposition of our investments may result in contingent liabilities.

A significant portion of our investments will involve private securities. In connection with the disposition of an investment in private securities, we could be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We could also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities. These arrangements could result in contingent liabilities that ultimately result in funding obligations that we must satisfy through our return of payments previously received by us.

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Investments in securities of foreign companies, if any, may involve significant risks in addition to the risks inherent in U.S. investments.

We can invest in loans or other investments in issuers located outside the United States. Investments in issuers located outside the United States that are generally denominated in non-U.S. currencies involve both risks and opportunities not typically associated with investing in securities of United States companies. The legal and regulatory environments often have material differences, particularly as to bankruptcy and reorganization. Other considerations include changes in exchange rates and exchange control regulations, political and social instability, general economic conditions, expropriation, imposition of non-U.S. taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, foreign government restrictions, less government supervision of exchanges, brokers and issuers, greater risks associated with counterparties and settlement, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. Among the factors that could affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We could employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without exposing us to additional risk. Securities issued by non-U.S. companies are not “qualifying assets” under the 1940 Act, and we may invest in non-U.S. companies, including emerging markets issuers, to the limited extent such investments are permitted under the 1940 Act.

We may not realize gains from our equity investments.

While our investment portfolio will be focused on loans, we are also permitted to invest in equity or equity-related securities. In addition, we may from time to time make non-control, equity co- investments in companies in conjunction with private equity sponsors.  Such investments are expected to represent minority ownership in the issuer and are subordinate to the claims of the issuer’s creditors and, to the extent such securities are common securities, to preferred equity holders. The value of equity securities is dependent on the performance of the issuer and can fluctuate based on the issuer’s financial performance, market conditions, and overall economic conditions. Dividends paid to equity holders could be suspended or cancelled at any time, and minority owners could have limited protections. If an issuer of equity securities in which we have invested sells additional shares of its equity securities, our interest in the issuer will be diluted and the value of our investment could decrease. Our goal is ultimately to realize gains upon our disposition of such equity interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We often seek puts or similar rights to give us the right to sell our equity securities back to the portfolio company issuer. We may be unable to exercise these put rights for the consideration provided in our investment documents if the issuer is in financial distress.  For the foregoing reasons, investments in equity securities can be highly speculative and carry a substantial risk of loss of investment. Investments in equity securities can carry additional risks or have other characteristics that require different structuring. As such, these investments can be made directly, or indirectly through blocker entities or otherwise.

Risks Relating to COVID-19

In late 2019 and early 2020, a novel coronavirus (“SARS-CoV-2”) and related respiratory disease (“COVID-19”) emerged in China and spread rapidly across the world. This outbreak has led, and for an unknown period of time will continue to lead, to disruptions in local, regional, national and global markets and economies affected thereby. The COVID-19 outbreak has resulted in numerous deaths and the imposition of both local and more widespread “work from home” and other quarantine measures, mandatory closures of businesses deemed ”non-essential,” border closures and other travel restrictions, a decline in consumer demand for certain goods and services, commercial disruption on a global scale, and general concern and uncertainty, all of which have caused social unrest and significant volatility in financial markets. In March 2020, the World Health Organization declared COVID-19 outbreak a pandemic.

The ongoing spread of COVID-19 and its variants has had, and is expected to continue to have, a material adverse impact on local economies in the affected locations and also on the global economy. Many countries have reacted by instituting quarantines and travel restrictions, which has resulted in disruptions in supply chains and adversely impacted various industries, including but not limited to retail, transportation, hospitality, energy and entertainment. These developments may adversely impact certain companies and other issuers in which the Company invests and the value of the Company’s investments therein. In addition, while disruptions to the operations of the Company (including those relating to the Company and the Advisor) or the Company’s or the Advisor’s service providers are not expected, such disruptions (including through quarantine measures and travel restrictions imposed on personnel located in affected locations, or any related health issues of such personnel) could nonetheless occur. Any of the foregoing events could materially and adversely affect the Company’s ability to source, manage and divest investments and pursue investment objective and strategies. Similar consequences could arise with respect to other infectious diseases. Given the significant economic and financial market disruptions associated with the COVID-19 pandemic, the valuation and performance of the Company’s investments, and therefore shares, may be impacted adversely. The duration of the COVID-19 pandemic and its effects cannot be determined at this time, but the effects could be present for an extended period of time.

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Risks Relating to Our Common Stock

There are restrictions on the ability of holders of our common stock to transfer shares in excess of the restrictions typically associated with a private placement of securities, and these additional restrictions further limit the liquidity of an investment in shares of our common stock.

Our common stock will not be registered under the Securities Act, nor any other securities laws, and will not be readily transferable, if at all. There will be no market for shares of our common stock, and we do not expect any market to develop. Shares of our common stock will have limited transferability and any transfer will require our consent, which can be withheld in our sole discretion. Although we can exercise our discretion to permit a transfer of shares or, if authorized by the board of directors, repurchase shares, an investor generally will have no right to transfer its shares. We will not seek to pursue an initial public offering or listing on a national securities exchange of our shares of common stock, meaning that the shares will remain subject to these restrictions on transfer until our dissolution or the closing of an Accelerated Liquidity Event (which would offer stockholders an earlier opportunity to realize the value of their investment and access their capital). An Accelerated Liquidity Event refers to an event or transaction that provides liquidity to our stockholders sooner than anticipated or originally planned. This event can take several forms, including, but not limited to:

1.	Listing of our common shares on a national securities exchange (not currently anticipated);

2.	A merger or acquisition where we are either acquired or combined with another company, potentially resulting in a cash or stock exchange to stockholders;

3.	A sale or disposition of a significant portion or all of our assets, with the proceeds distributed to stockholders as a special dividend or return of capital;

4.	An alternative liquidity transaction, such as a tender offer, share repurchase program, or other mechanism that provides stockholders with the option to sell their shares.

Investing in our shares could involve an above average degree of risk.

The investments we make in accordance with our investment objective could result in a higher amount of risk than alternative investment options and a higher risk of volatility or loss of principal. Our investments in portfolio companies involve higher levels of risk, and therefore, an investment in our securities is not suitable for someone with a lower risk tolerance.

There is a risk that you do not receive distributions or that our distributions will not grow over time and a portion of our distributions could be a return of capital.

Our ability to pay distributions to our stockholders could be adversely affected by the impact of one or more of the risk factors described in this Registration Statement, including the inability to satisfy the asset coverage test applicable to us as a BDC under the 1940 Act. We intend to pay distributions out of assets legally available for distribution, but we cannot assure you that we will achieve investment results that will allow us to sustain a specified level of cash distributions or make periodic increases in cash distributions. If we use leverage to finance investments, we could be limited in our ability to make distributions. Additionally, if more stockholders opt to receive cash distributions rather than participate in our dividend reinvestment plan, we could be forced to sell some of our investments in order to make cash distribution payments. All distributions will be paid at the discretion of our Board and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable BDC regulations, and such other factors as our Board may deem relevant from time to time. We cannot assure you that we will continue to pay distributions to our stockholders. When we make distributions, we will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of an investor’s basis in our stock and, assuming that an investor holds our stock as a capital asset, thereafter as a capital gain. A return of capital distribution could cause a stockholder to recognize a capital gain from the sale of our common stock even if the stockholder sells its shares for less than the original purchase price.

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There is no guarantee of an Accelerated Liquidity Event; therefore, there is no guarantee that an investor will be able to exit its investment in us by a specific date.

At any time following the expiration of the Investment Period, the board of directors could seek stockholder approval of an Accelerated Liquidity Event. An Accelerated Liquidity Event includes the sale by us of all or substantially all of either (a) our assets or (b) our shares of common stock to, or other liquidity event with, an entity for consideration of cash and/or publicly listed securities of the acquirer, provided that any Accelerated Liquidity Event presented for approval of our stockholders must provide our stockholders with the option to receive consideration per share consisting of cash in an amount that is not less than the net asset value per share held by such investor. An Accelerated Liquidity Event does not include an initial public offering or listing on a national securities exchange of our shares of common stock. There is no assurance that we will complete an Accelerated Liquidity Event by a specified date or at all. If we do not successfully complete an Accelerated Liquidity Event, investors will not be able to fully exit their investment in us until such time as we complete our liquidation, which is not required to be complete by any specific date and could be expected to occur over a prolonged period of time.

We may choose to pay a portion of our dividends in our own stock, in which case you may be required to pay tax in excess of the cash you receive.

We intend to adopt a dividend reinvestment plan that will provide for reinvestment of our dividends and other distributions on behalf of our stockholders unless a stockholder elects to receive cash pursuant to such plan. We may distribute taxable dividends that are payable in part in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income (or as long-term capital gain or qualified dividend income to the extent such distribution is properly reported as such) to the extent of our current and accumulated earnings and profits for federal income tax purposes. The tax rate for ordinary income will vary depending on a stockholder’s particular characteristics. To the extent distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions generally will be eligible for a maximum qualified dividend federal tax rate of 20%. However, in this regard, it is anticipated that distributions paid by us will generally not be attributable to such dividends and, therefore, generally will not qualify for the preferential federal tax rate. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains currently at a maximum federal tax rate of either 15% or 20% (depending on whether the individual stockholder’s income exceeds certain threshold amounts).

As a result of receiving dividends in the form of our common stock, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold federal tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares of our common stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of shares of our common stock.

In addition, as discussed above, our loans may contain a PIK interest provision. The PIK interest, computed at the contractual rate specified in each loan agreement, is added to the principal balance of the loan and recorded as interest income. To avoid the imposition of corporate-level tax, we will need to make sufficient distributions, a portion of which may be paid in shares of our common stock, regardless of whether our recognition of income is accompanied by a corresponding receipt of cash.

Our charter and our bylaws, as well as certain statutory and regulatory requirements, could deter takeover attempts.

Our charter and bylaws, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire us. Our Board may, without Stockholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; and a majority of our entire Board may, without Stockholder action, amend our charter to increase the number of our shares of any class or series that we have authority to issue. These and other takeover defense provisions may inhibit a change of control in circumstances that could give the holders of our Shares the opportunity to realize a premium over the value of our Shares.

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We do not currently intend for our Shares to be listed on any national securities exchange.

There is currently no public market for our common stock, and a market for our common stock may never develop. Our common stock is not registered under the Securities Act of 1933, as amended, or any state securities law and is restricted as to transfer by law and the terms of our charter. Our Stockholders generally may not sell, assign or transfer its Shares without prior written consent of the Investment Advisor, which the Investment Advisor may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, our Stockholders are not entitled to redeem their Shares. Our Stockholders must be prepared to bear the economic risk of an investment in our common stock for an indefinite period of time. While we may in the future undertake to list our securities on a national securities exchange, there can be no assurance that such a listing will be successfully completed.

ITEM 2. FINANCIAL INFORMATION

DISCUSSION OF THE COMPANY’S EXPECTED OPERATING PLAN

Overview

We were incorporated on June 11, 2021 under the laws of the State of Delaware. Following the effective date of this Registration Statement, we will file an election to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated for U.S. federal income tax purposes as a RIC. As such, we will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our taxable income and tax-exempt interest. See “Item 1. Business— Regulation as a Public Business Development Company” and “Item 1. Business—Certain U.S. Federal Income Tax Considerations.”

We are currently in the development stage and have not commenced investment operations. Since inception, there has been no investment activity. The officers of the Company have contributed an initial $1,000 capital contribution in exchange for 100 shares of common stock and 45 shares of preferred stock.  To date, our efforts have been limited to organizational activities, the cost of which has been borne by us and paid or contributed by Mr. Abell.  In the event receipt of a formal commitment of external capital does not occur, all organization and offering expenses will be borne by Mr. Abell.

As a BDC, we will be required to comply with certain regulatory requirements. For instance, we will generally have to invest at least 70% of our total assets in “qualifying assets,” including “eligible portfolio companies,” cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. In addition, we will be subject to borrowing restrictions such that, with certain limited exceptions, our asset coverage, as defined in the 1940 Act, will be required to equal at least 150% after each borrowing. The amount of leverage that we employ will depend on Adviser’s and our Board of Director’s assessment of market and other factors at the time of any proposed borrowing. See “Item 1(c). Description of Business — Regulation as a Business Development Company.”  As an emerging growth company, we intend to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Revenues

We plan to generate revenues in the form of interest income from the debt securities we hold and dividends and capital appreciation on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. The debt we invest in will typically not be rated by any rating agency, but if it were, it is likely that such debt would be below investment grade. In addition, we (but (for the avoidance of doubt), not our Investment Advisor or Administrator) may also generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees. Certain of these fees may be capitalized and amortized as additional interest income over the life of the related loan. It is not expected that our Investment Advisor will generate revenue from our participation in such activities. However, our Investment Advisor may generate revenue in respect of arrangements with other clients, if any.

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Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation through investment in senior, unitranche and junior secured debt and, to a lesser extent, subordinated debt and equity investments. Our investments in senior, unitranche, junior secured debt and other investments generally will range between $1.0 million and $10.0 million each, although this investment size may vary proportionately with the size of our capital base.

Expenses

We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided through the Administration Agreement and the Investment Advisory Agreement.

All investment professionals of the Investment Advisor and their respective staffs, when and to the extent engaged in providing investment advisory and management services under the Investment Advisory Agreement (as opposed to the accounting, compliance and other administrative services set forth below), and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Investment Advisor and not by us.

The Company will bear its own legal and other expenses incurred in connection with its formation and organization and the offering of its Shares, including external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts (other than any placement fees, which will be borne by the Investment Advisor directly or pursuant to waivers of the Management Fee).

In addition to Management Fees, except as noted above, the Company will bear all other costs and expenses that are directly and specifically related to its operations, including without limitation:

•	organization and offering;

•	calculating our net asset value (including the cost and expenses of any independent valuation firm);

•	fees and expenses incurred by Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for us and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring our investment and monitoring our investments and portfolio companies on an ongoing basis (although none of Adviser’s duties will be subcontracted to sub-advisors);

•	interest payable on debt, if any, incurred to finance our investments;

•	offerings of our common stock and other securities;

•	investment advisory fees;

•	administration fees and expenses, if any, payable under the Administration Agreement;

•	transfer agent, dividend agent and custodial fees and expenses;

•	federal and state registration fees;

•	all costs of registration and listing our shares on any securities exchange;

•	federal, state and local taxes;

•	independent directors’ fees and expenses;

•	costs of preparing and filing reports or other documents required by the SEC or other regulators;

•	costs of any reports, proxy statements or other notices to stockholders, including printing costs;

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•	fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

•	proxy voting expenses; and

•	all other expenses incurred by us or Adviser in connection with administering our business.

Financial Condition, Liquidity and Capital Resources

As we have not yet commenced investment activities, we have not engaged in any transactions to date. We expect to generate cash primarily from (i) the net proceeds of the private offering, (ii) cash flows from our operations, and (iii) any financing arrangements we may enter into in the future. We may fund a portion of our investments through borrowings from banks and issuances of senior securities. Our primary uses of cash will be for (i) investments in portfolio companies and other investments to comply with certain portfolio diversification requirements, (ii) the cost of operations (including paying Adviser), (iii) debt service of any borrowings and (iv) cash distributions to our stockholders.

As noted above, we are currently in the development stage and have not commenced raising capital or investment operations. As such, there has been no investment activity or capitalization other than the initial capital contribution by the officers of the Company of $1,000 in exchange for the issuance of 100 shares of common stock and 65 shares of preferred stock. Our efforts have been limited to organizational activities, the cost of which has been borne by us and paid by Mr. Abell.  In the event receipt of a formal commitment of external capital does not occur, all organization and offering expenses will be borne by Mr. Abell.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following items as critical accounting policies that will be effective upon the commencement of operations.

Revenue Recognition

We will record interest and fee income on an accrual basis to the extent that we expect to collect such amounts. For loans and debt securities with contractual PIK interest, we will not accrue PIK interest if the portfolio company valuation indicates that such PIK interest is not collectible. We will not accrue as a receivable interest on loans and debt securities if we have reason to doubt our ability to collect such interest. Loan origination fees, original issue discount and market discount or premium will be capitalized, and then we will amortize such amounts using the effective interest method as interest income over the life of the investment. Upon the prepayment of a loan or debt security, any unamortized premium or discount or loan origination fees will be recorded as interest income. We will record prepayment premiums on loans and debt securities as interest income when we receive such amounts. Interest income will be accrued based upon the outstanding principal amount and contractual terms of debt and preferred equity investments. Interest will be accrued on a daily basis. All other income will be recorded into income when earned. We will record fees on loans based on the determination of whether the fee is considered a yield enhancement or payment for a service. If the fee is considered a yield enhancement associated with a funding of cash on a loan, the fee will generally be deferred and recognized into interest income using the effective interest method if captured in the cost basis or using the straight-line method if the loan is unfunded and therefore there is no cost basis. If the fee is not considered a yield enhancement because a service was provided, and the fee is payment for that service, the fee is deemed earned and will be recognized as fee income in the period earned.

Dividend income on preferred equity securities will be recorded as dividend income on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities will be recorded on the record date for private portfolio companies. Each distribution received from LLC and LP investments is evaluated to determine if the distribution should be recorded as dividend income or a return of capital. Generally, we will not record distributions from equity investments in LLCs and LPs as dividend income unless there are sufficient accumulated tax-basis earnings and profits in the LLC or LP prior to the distribution. Distributions that are classified as a return of capital will be recorded as a reduction in the cost basis of the investment.

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Valuation of Portfolio Investments

As a BDC, we will generally invest in illiquid securities including debt and, to a lesser extent, equity securities of lower middle-market companies. Under procedures established by our Board, we will value investments for which market quotations are readily available and within a recent date at such market quotations. We obtain these market values from an independent pricing service or at the mean between the bid and ask prices obtained from at least two brokers or dealers (if available, otherwise by a principal market maker or a primary market dealer). When doing so, we will determine whether the quote obtained is sufficient in accordance with generally accepted accounting principles in the United States of America (“GAAP”) to determine the fair value of the security. Debt and equity securities that are not publicly traded or whose market prices are not readily available or whose market prices are not regularly updated will be valued at fair value as determined in good faith by our Board. Such determination of fair values may involve subjective judgments and estimates. Investments purchased within 60 days of maturity will be valued at cost plus accreted discount, or minus amortized premium, which approximates fair value.

Our Board will be ultimately and solely responsible for determining the fair value of the portfolio investments that are not publicly traded, whose market prices are not readily available on a quarterly basis in good faith or any other situation where portfolio investments require a fair value determination. Because we expect that there will not be a readily available market for many of the investments in our portfolio, we expect to value many of our portfolio investments at fair value as determined in good faith by our Board using a documented valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

With respect to investments for which market quotations are not readily available, our Board will undertake a multi-step valuation process each quarter, as described below:

•	the quarterly valuation process will begin with each portfolio company or investment being initially evaluated and rated by the investment professionals responsible for the credit monitoring of the portfolio investment;

•	preliminary valuation conclusions will then be documented and discussed with the investment committee;

•	our Board may engage one or more independent valuation firm(s) to conduct fair value appraisals of material investments for which market quotations are not readily available. These fair value appraisals for material investments, if any, will be received at least once in every calendar year for each portfolio company investment, but will generally be received quarterly;

•	our audit committee of the Board will review the preliminary valuations of Adviser and of the independent valuation firm(s) and will respond and supplement the valuation recommendations to reflect any comments; and

•	our Board will discuss these valuations and determine the fair value of each investment in the portfolio in good faith, based on the input of Adviser, the independent valuation firm(s) and the audit committee.

 The Board, together with any independent valuation firms, will generally use the yield approach to determine fair value for loans where market quotations are not readily available, as long as it is appropriate. If there is deterioration in credit quality or a debt investment is in workout status, we may consider other factors in determining the fair value, including the value attributable to the debt investment from the enterprise value of the portfolio company under the market approach or the proceeds that would be received in a liquidation analysis. We will generally consider our debt to be performing if the borrower is not in default, the borrower is remitting payments in a timely manner; the loan is in covenant compliance or is otherwise not deemed to be impaired. In determining the fair value of the performing debt, we will consider fluctuations in current interest rates, the trends in yields of debt instruments with similar credit ratings, financial condition of the borrower, economic conditions and other relevant factors, both qualitative and quantitative. In the event that a debt instrument is not performing, as defined above, we will evaluate the value of the collateral utilizing the same framework described above for a performing loan to determine the value of the loan.

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Under the yield approach, we will utilize discounted cash flow models to determine the present value of the future cash flow streams of our debt investments, based on future interest and principal payments as set forth in the associated loan agreements. In determining fair value under the yield approach, we will also consider the following factors: applicable market yields and leverage levels, credit quality, prepayment penalties, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, and changes in the interest rate environment and the credit markets that generally may affect the price at which similar investments may be made.

Under the market approach, we will typically use the enterprise value methodology to determine the fair value of an investment. There is no one methodology to estimate enterprise value and, in fact, for any one portfolio company, enterprise value is generally best expressed as a range of values, from which we derive a single estimate of enterprise value. In estimating the enterprise value of a portfolio company, we will analyze various factors consistent with industry practice, including but not limited to original transaction multiples, the portfolio company’s historical and projected financial results, applicable market trading and transaction comparables, applicable market yields and leverage levels, the nature and realizable value of any collateral, the markets in which the portfolio company does business, and comparisons of financial ratios of peer companies that are public. Typically, the enterprise values of private companies are based on multiples of EBITDA, cash flows, net income, revenues, or in limited cases, book value.

In addition, for certain debt investments, we may base our valuation on indicative bid and ask prices provided by an independent third-party pricing service. Bid prices reflect the highest price that we and others may be willing to pay. Ask prices represent the lowest price that we and others may be willing to accept. We will generally use the midpoint of the bid/ask range as our best estimate of fair value of such investment.

Net Realized Gains or Losses and Net Change in Unrealized Gain or Loss

We will measure realized gains or losses by the difference between the net proceeds from the sale and the amortized cost basis of the investment, without regard to unrealized gain or loss previously recognized. Net change in unrealized gain or loss reflects the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized gain or loss, when gains or losses are realized. Additionally, we will not isolate the portion of the change in fair value resulting from foreign currency exchange rate fluctuations from the changes in fair values of the underlying investment. All fluctuations in fair value will be included in net change in unrealized gain (loss) on investments in fair value on our statements of operations. The impact resulting from changes in foreign exchange rates on the revolving credit facility borrowings will be included in change in unrealized gain (loss) on foreign currency borrowings.

Management Fees

We will accrue for the base management fee.

Organization and Offering Costs and Expenses

As of October 6, 2021, Avala Partners incurred organizational costs of approximately $300,000 on our behalf.  Organizational costs to establish the Company are charged to expense as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company. We will reimburse Avala Partners for organization and offering costs incurred on our behalf.

Organization costs include, among other things, the cost of organizing as a Delaware corporation, including the cost of legal services, directors’ fees and other fees, including travel-related expenses, pertaining to our organization. Offering costs include, among other things, legal fees and other costs pertaining to the preparation of incorporation and board materials, stock related documents, this registration statement, material agreements with our Advisor, CCO, Administrator and other third-party providers, company policies and procedures, the private placement memorandum and other offering documents.

Federal Income Taxes

We intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code as soon as practicable. Generally, a RIC is not subject to federal income taxes on distributed income and gains if it distributes at least 90% of its net ordinary income and net short-term capital gains in excess of its net long-term capital losses, if any, to its stockholders. We intend to distribute sufficient dividends to maintain our RIC status each year and we do not anticipate paying any material federal income taxes in the future.

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Contractual Obligations

We intend to enter into certain contracts under which we will have material future commitments. We intend to enter into the Investment Advisory Agreement with Adviser in accordance with the 1940 Act. Under the Investment Advisory Agreement, Adviser will be responsible for sourcing, reviewing and structuring investment opportunities for us, underwriting and conducting diligence on our investments and monitoring our investment portfolio on an ongoing basis. For these services, we will pay a base management fee equal to a percentage of our average total assets. See “Item 1(c). Description of Business — Investment Advisory Agreement.”

We intend to enter into the Administration Agreement with Avala Partners, LLC, the Administrator, pursuant to which the Administrator will perform, or oversee the performance of, clerical, bookkeeping, recordkeeping, and other required administrative services, including managing the payment of expenses and the performance of administrative and professional services rendered by others. We will reimburse the Administrator for the allocable portion (subject to the review and approval of our board of directors) of overhead and other expenses incurred by it in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and our allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs.

We may establish one or more credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to be determined spreads over the applicable reference rate. We cannot assure stockholders that we will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments, and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations.

If any of the contractual obligations discussed above are terminated, our costs under any new agreements that we enter into may increase. In addition, we would likely incur significant time and expense in locating alternative parties to provide the services we expect to receive under the Advisory Agreement and the Administration Agreement. Any new investment advisory agreement would also be subject to approval by our stockholders.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith by the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Valuation of Portfolio Securities.”

ITEM 3. PROPERTIES

We do not own any real estate or other physical properties materially important to our operation. Our headquarters are located at 6160 Warren Parkway, Suite 100, Frisco, Texas. We believe that our office facilities are suitable and adequate to our business.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have not yet commenced commercial activities and will not do so until the Initial Closing Date. In conjunction with our formation, we issued and sold 100 shares of our common  and 65 shares of our preferred stock to Mr. Abell, for an aggregate purchase price of $1,000. We will not raise additional capital prior to the Initial Closing Date, at which point we will raise capital from the issuance of privately offered Shares.

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ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Our business and affairs will be managed under the direction of the Board. The responsibilities of the Board include, among other things, the oversight of our investment activities, the quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. Our Board currently consists of one director. Prior to our election to be regulated as a BDC, we expect to expand the Board to three members, two of whom will not be “interested persons” of the Company or of Adviser as defined in Section 2(a)(19) of the 1940 Act and will be “independent,” as determined by the Board. These individuals are referred to as independent directors. Our Board elects the Company’s executive officers, who serve at the discretion of the Board.

Board of Directors and Executive Officers

Directors

Under our charter and bylaws, the directors are divided into three classes. Directors of each class will hold office for terms ending at the third annual meeting of our stockholders after their election and when their respective successors are elected and qualify. However, the initial members of the three classes of directors have initial terms ending at the first, second and third annual meeting of our stockholders after the Initial Closing, respectively. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. Each director may stand for re-election at the end of each term.

Information regarding the Board, the director nominees and Executive Officers is as follows:

Director Name	Age	Position	Term	Expiration
Interested Director:
David J. Abell	56	Chairman, Director, and Chief Executive Officer	2021	2024
Independent Director Nominees:
Michael Hoag	56	Director	2021	2023
William Perez	54	Director	2021	2022

The address for each of our directors and director nominees is c/o Avala BDC I, Inc., Attn. General Counsel, 6160 Warren Parkway, Suite 100, Frisco, Texas 75034.

Executive Officers Who Are Not Also Directors

Name	Age	Position
Kirk Otis	63	Chief Financial Officer, Secretary and Treasurer
Sander Ressler	59	Chief Compliance Officer

Biographical Information

Directors

Each of our directors has demonstrated high character and integrity, superior credentials and recognition in his respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our directors also has sufficient time available to devote to our affairs, is able to work with the other members of the Board and contribute to our success and can represent the long-term interests of our Stockholders as a whole. We have selected our current directors to provide a range of backgrounds and experience to our Board. Set forth below is biographical information for each director, including a discussion of the director’s particular experience, qualifications, attributes or skills that led us to conclude, as of the date of this Registration Statement, that the individual should serve as a director, in light of our business and structure.  For the purposes of this presentation, our directors have been divided into two groups — independent directors and interested directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act.

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Interested Director

David J. Abell

Mr. Abell presently serves as President and Chief Executive Officer of Avala. Prior to founding Avala, Mr. Abell founded and serves as President of BreakSafe, LLC, a transition focused financial services marketing and support company for registered investment advisers and brokers. Mr. Abell is the managing partner and founder of Abell Law, Ltd. Co., a dedicated financial services law firm providing legal services to registered investment advisers, investment adviser representatives, broker dealers and registered representatives. Mr. Abell also focuses a significant portion of his practice on representing investors in disputes with the securities industry (i.e., claims involving investor fraud, losses from lack of suitability, failure of supervision, churning and excessive fees).

Mr. Abell has been a licensed attorney since 1994 and has provided legal services primarily as a securities, transactional and corporate governance attorney. Mr. Abell have represented both municipal and corporate issuers of securities in the capacity as bond, issuer, trustee and disclosure counsel. Mr. Abell has extensive experience in venture capital and private equity financings including equity, convertible debt and debt transactions.  He has over $10 billion in various M&A and funding transactions over the course of his career representing public, private and governmental clients. Mr. Abell founded TriLumina Corp. in 2010 and served as Chief Legal Counsel and Chief Strategy Officer as he raised over $35 million in equity and debt through several funding rounds from angel investors, venture capital and industry partners. At TriLumina, Mr. Abell was issued two U.S. patents for new laser-based technologies and has several patents pending relating to optical communications, semiconductor laser design and laser radar systems (known as light detection and ranging or “Lidar”). Mr. Abell was known as a leader in the early development of flash lidar systems for autonomous vehicle and automotive ADAS systems with TriLumina receiving accolades for top startup in the automotive and optical communications space.

From 2000 through 2004, Mr. Abell served as in-house securities and corporate governance counsel with Texas Instruments Incorporated in its Dallas-based headquarters where he managed all public reporting (10-K, 10-Q, 8-K, annual reports and proxy statements) and developed the company’s internal procedures and associated disclosures in response to the then new Sarbanes-Oxley Act and Regulation FD. Prior to joining Texas Instruments, Mr. Abell practiced in the securities and corporate transactions department of the Dallas-based AmLaw 100 law firm, Locke Lord LLP (fka Locke Purnell Rain Harrel LLP and Locke Liddell & Sapp LLP). Mr. Abell is a member of and serves in various member capacities with the Public Investors Advocate Bar Association (PIABA) – the objectives of which are to promote fairness in applicable rules, dispute resolution and enforcement for investor claims against brokerage firms, investment advisers, financial institutions and their associates as well as others who sell investments or provide investment advice to the public. Mr. Abell received a Bachelor of Science in biochemistry and business administration from Trinity University and earned a juris doctor from the Dedman School of Law at the Southern Methodist University in Dallas, Texas.

Independent Director Nominees

                William C. Perez has been nominated to serve as a director.  Mr. Perez is Managing Director of Audere PLLC, a boutique transactional corporate and securities legal and business advisory firm.  Mr. Perez has been a licensed attorney since 1994 with comprehensive experience in corporate and securities law with a particular emphasis on private securities transactions for public and private entities; advising start-up, emerging growth, and middle market companies in connection with business organization, financing, strategic contracts, and business transactions; mergers, acquisitions, and divestitures of public and private entities; corporate governance, including as special board counsel; managing domestic and cross-border business and transactions; and advising on the developing body of law for impacting investing.  Mr. Perez has considerable representation of issuers, institutional investors, investment funds, and venture capital and angel investors.

                Mr. Perez is also General Counsel for Swoop In Technologies LLC, which is developing next generation web authentication and security tools.  Prior to Audere, Mr. Perez was co-founder and President of Data Evolution Corporation, an international computer hardware manufacturing company, and a private practice attorney with prestigious law firms Morgan Lewis & Bockius (Washington, DC), Jones Day (Dallas), Locke Lord (Dallas), and Adams and Reese (New Orleans and Washington, DC).

                Mr. Perez received his LL.M. in Securities and Financial Regulations from Georgetown Law Center in Washington, DC; Juris Doctor from Loyola University School of Law and Master of Business Administration from Loyola University, both in New Orleans, Louisiana; and Bachelor of Business Administration from the University of Mississippi in Oxford, Mississippi.

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                In the community, Mr. Perez is passionate about St. Jude Children’s Research Hospital in Memphis, Tennessee, and is a member of St. Jude’s ALSAC Leadership Board; served as Vice-Chair of the Board of Directors of Propeller: A Force for Social Change, which tackles tough environmental and societal challenges in the greater New Orleans region through incubating and launching new social ventures, and was a founding member of its Social Venture Fund, which makes financial investments in social ventures with societal and environmental missions that possess a significant focus on at-risk or underserved communities; and is a founding Board member of the Paul F. Cressy Foundation, which raises scholarship funds for children of families burdened with a cancer diagnosis.

We believe Mr. Perez’s extensive legal, securities and business experience are directly related to the core duties as a director of the Company and the Investment Committee and make him qualified to serve as a member of our Board of Directors.

Michael Hoag has been nominated to serve as a director.  Mr. Hoag is a United States Marine Corps Veteran with over 30 years’ experience leading operations management across diverse industries ranging from optoelectronics and telecommunications to semiconductor development and high-tech hardware design and manufacturing.  Mr. Hoag is an adept communicator and strategic thinker with proven ability to assess, develop, and supervise large international cross functional teams in fast-paced and complex environments. Mr. Hoag has built and managed large operational teams with a focus on quality, efficiency and reliability.   Mr. Hoag is currently with Nevada Pacific  Consulting where he is the Director of Strategic Planning.  He is responsible for overseeing organizational operations process to identify strategic initiatives driving the company’s long-term growth and development.  Previously, Mr. Hoag worked with Messrs. Abell and Otis as the Senior Director of Operations for TriLumina Corp. where he was in charge of all domestic and international manufacturing and corporate operations. At TriLumina, Mr. Hoag was actively engaged as part of the executive team in all board matters and corporate governance.

Mr. Hoag has considerable experience in program and project management, supply chain management, manufacturing, IT infrastructure and security. Mr. Hoag most recently served as the Director of Operations at Advanced Communications and Electronics, Inc. in Albuquerque, New Mexico.  He also served as Director of Contract Manufacturing at SLD Laser in Fremont California.  Prior to joining TriLumina, Mr. Hoag served as Vice President of Operations at Zephyr Photonics in Zephyr Cove, Nevada. At Zephyr Mr. Hoag was actively engaged with the board and in corporate governance matters. Prior to Zephyr, Mr. Hoag worked in various capacities at telecommunication companies as a senior engineer and operations management.

As a manufacturing and operations expert, Mr. Hoag offers the Company valuable skills in in depth operational due diligence assessing potential portfolio companies and assisting the Company in evaluating portfolio management teams and analyzing needs for future managerial assistance.  Mr. Hoag is a graduate of Memphis State University with a Bachelor of Science in biological sciences.  He served honorably eight years in the United States Marine Corps most notably as the CSO with HMX-1 Presidential Helicopter Squadron.

We believe Mr. Hoag’s management and operations experience, and the experience he has gained working with various boards, are directly related to his core duties as a director and as a member of the Investment Committee and make him qualified to serve as a member of our Board of Directors.

Executive Officers who are not also Directors

Kirk Otis

Kirk Otis serves as the Company’s chief financial officer, treasurer, and corporate secretary. Mr. Otis is a business leader with extensive experience developing and leading strategic initiatives, including innovative financial operations, executing mergers and acquisitions, managing strategic corporate growth initiatives, and working with venture capital and private equity funds and growth-oriented companies.  Mr. Otis has completed over $13.5B in strategic transactions spanning 10 countries in North America, Europe, the mid-east, India, and Asia. He has experience supporting industrial companies, including aerospace, steel, chemical, and oil field service firms; technology companies, including software, network, and semiconductor firms; and medical-focused companies, including labs, equipment providers, and revenue cycle management firms.  Mr. Otis serves as managing director of Merger Partners, Inc., which is focused on connecting entrepreneurs seeking funding to fund acquisitions, management teams seeking capital, and teams looking to fund a management buyout or an ESOP working with private equity capital sources.  Mr. Otis is the President of Keiretsu Forum – North Texas. Keiretsu Forum is one of the most active angel networks globally and focuses on bringing investors and start-ups together for potential funding.  He is also an adjunct instructor at The University of Texas at Dallas (UTD), where is teaches a course on Entrepreneur Business Strategies and Business Models.

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Mr. Otis started his career at PricewaterhouseCoopers, LLC (PwC) as a CPA (currently inactive). He progressed to a corporate finance role at LTV Corporation in Dallas, focusing on tax-advantaged financings and debt restructurings. He then led the financial operations of a division of LTV with $600 million in revenue.  Mr. Otis moved to the network equipment industry in various corporate development roles for over 20 years at DSC Communications and Nortel Networks. He completed over 50 transactions, including acquisitions, mergers, divestitures, equity investments, technology transfer and licensing, and spin-outs. Driving businesses into new markets (commonly called white spaces and blue oceans), new regions, and new products and services.  He also managed Nortel Networks Ventures, which held over $200M of investments in 14 top quadrant Venture Capital funds and 21 equity investments.

While leading venture capital backed TriLumina Corp.’s management team as CEO and Chairman of the Board, the company was named “Top Start-Up” by Robert Bosch Venture Capital, New Mexico “Start-Up of the Year”, and “Top 10 Innovator in Automotive Electronics” by Fortune Magazine and Forrester and was profiled by Gartner as a “Cool Vendor in Automotive Electronics” and was mentioned in the Wall Street Journal, Business Week, and various industry trade magazines.   He was responsible for all business and financial aspects of TriLumina, including fundraising, financial operations, business and financial planning, and financial reporting to the board, investors, and lenders.

At Merger Partners, Mr. Otis connects executive teams, management teams, and companies seeking capital to execute a strategic transaction with private equity capital sources, matching capital needs with investors.  Mr. Otis is chairman of Silver Apex, LLC, a private investment firm, chairs the Directors Group of Business Navigators, a business networking group in Dallas, and is a member of The Institute for Excellence in Corporate Governance.  Mr. Otis has held several board, board advisory and board observer roles, including serving as CEO and board member of Concertal Systems, Inc. (a software platform for the development of silicon chip designs); board member of Actinium (a home health care network/roll-up acquisition corp.), board advisor to Neuro System FX, Inc.(a brain health nutraceutical), Global Mergers Group in Orlando, FL and, QALocate (precision location science and data curation, coordination and synchronization).  He has formerly served as a board advisor or observer to Tango Networks, Inc., Battery Ventures, VantagePoint Venture Partners, StarTech Seed Fund, and Mesh Networks.

Kirk grew up in Ohio and has two children and three grandchildren. He earned a Bachelor of Science in Business Administration from Bowling Green State University in Ohio and a Master of Business Administration from Southern Methodist University in Dallas.

Sander Ressler

Sander Ressler, is the managing director of Essential Edge Compliance Outsourcing Services, LLC, and has broad and deep expertise in compliance, supervision and operations – including more than 20 years of hands-on, frontline experience with broker-dealers and registered investment advisers. Mr. Ressler began his career working for a state regulator and subsequently served in senior compliance positions for financial services firms including American Express, American General Life Insurance, AIG, ING, and Société Générale S.A. He has led more than 20 regulatory examinations conducted by the SEC, FINRA and various state departments governing banking, securities, and insurance.

Since launching his own consulting company, Mr. Ressler has assisted financial institutions with a wide range of outsourced compliance-related services, such as updating written supervisory procedures, conducting branch office inspections, conducting AML and 3130 exams, and approving advertising, and electronic correspondence.  He is a Regulatory & Compliance Affairs Columnist with Wealth Solutions Report, a leading B2B wealth management industry media outlet and is a regular contributor in industry publications, including InvestmentNews and  wealthmanagement.com.  Mr. Ressler has held the Series 3, 4, 7, 8, 9, 14, 24, 53, 63 and 65 licenses.

Mr. Ressler serves as the Company’s chief compliance officer and corporate secretary. Mr. Ressler is the Principal Consultant and Managing Member of his private consulting firm, Essential Edge Compliance which  performs over 1,000 branch office examinations for independent broker-dealers and Advisers annually.  It regularly conducts independent AML testing, CEO certification, email and advertising reviews, and independent investigations. Mr. Ressler’s regulatory, internal compliance, sales, and asset management experience provide valuable insight into each of these facets of the financial industry and the Advisor’s and the Company’s compliance efforts. Mr. Ressler also serves as the managing director of Essential Edge Regulatory and Legal Support Services, LLC where he regularly serves as an expert witness in arbitrations and meditations on broker-dealer issues including suitability, risk management, supervision, data breaches, due diligence, and industry best practices.  Mr. Ressler also acts as an independent consultant in support of FINRA and SEC settlements with broker-dealers and advisers, and conducts independent investigations for broker-dealers on suspected fraud and sales practice abuses.

Mr. Ressler started his career with the State of Florida’s Division of Securities and Investor Protection as a financial examiner. He has worked in financial services since earning his bachelor’s degree in investments from Florida State University in 1986 and has accumulated over 34 years of experience in the financial industry and in regulatory compliance.  Mr. Ressler has served in various senior executive and operational roles and as the chief compliance officer at a number of firms over his career including EMG Capital, Inc., Summit Brokerage Services, Inc., Multi-Financial Securities Corporation – an ING Company, AIG/American General, Barber & Bronson, Incorporated, Executive Securities, Inc.

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In satisfaction of the requirements under the 1940 Act, Mr. Ressler, as the Chief Compliance Officer is expected to provide relevant compliance services consistent with the requirements of Rule 38a-1, including, by way of example:

•	Providing general regulatory and compliance consulting, advice, and recommendations to the Company;

•	Assisting in the adoption and implementation of policies and procedures designed to prevent violation of applicable federal securities laws;

•	Reviewing policies and procedures annually for their adequacy and the effectiveness of their implementation;

•	Providing a review of the Company and the Investment Advisor’s compliance programs (under Rule 206(3)-7 of the Investment Advisors Act of 1940) to ensure ongoing implementation and effectiveness;

•	Confirming a compliance plan for oversight of the service providers;

•	Conducting reviews (including risk assessment and testing) of the Company and transfer agent and fund accountant, and make necessary recommendations;

•	Providing a compliance report to the Company;

•	Reporting violations and material weaknesses to the Board of Directors and Company, and providing recommended remedial actions;

•	Providing required Rule 38a-1 annual written report to the Board of Directors;

•	Conducting required Rule 38a-1 annual meeting with the Independent Directors, and be available as needed for in-person meetings;

•	Providing compliance support to the Company with respect to regulatory exams, inquiries, issues, and inspections; and

•	Cooperating with the Company in responding to any regulatory authority.

Our Board has adopted a code of ethics that applies to our executive officers, which forms part of our broader compliance policies and procedures. See “Item 1. Business—Compliance Policies and Procedures.”

Board Leadership Structure

The Board monitors and performs an oversight role with respect to the business and affairs of the Company. Among other things, the Board approves the appointment of our investment advisor, administrator and officers, reviews and monitors the services and activities performed by our investment advisor, administrator and officers and approves the engagement, and reviews the performance of, the Company’s independent registered public accounting firm.

Under the bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board. The Company does not have a fixed policy as to whether the chairman of the Board should be an independent director and believes that its flexibility to select its chairman and reorganize its leadership structure from time to time is in the best interests of the Company and its stockholders.

Presently, Mr. Abell serves as the chairman of the Board. Mr. Abell is an interested director as defined in Section 2(a)(19) of the 1940 Act because he is the founder, president, sole stockholder and Chief Executive Officer of the Company and serves on Adviser’s investment committee. The Company believes that Mr. Abell’s professional experience as securities attorney in private and public financings, his experience in the venture backed startups as both a founder, officer and board member, his extensive experience in venture capital, private equity and his experience managing the boards of these entities as well as his experience as in-house securities and corporate governance counsel for Texas Instruments Incorporated qualifies him to serve as chairman of our Board. Moreover, our Board believes that it is in the best interests of our stockholders for Mr. Abell to lead our Board because of his significant background in corporate governance, securities and the financial services industry, as described above.

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Our Board does not currently have a designated lead Independent Director. We are aware of the potential conflicts that may arise when a non-Independent Director is chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the Independent Directors in executive session without the presence of interested directors and management over which the chairman of the audit committee presides, the establishment of audit, valuation and nominating and corporate governance committees comprised solely of Independent Directors and the appointment of a chief compliance officer, with whom the Independent Directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

We recognize that different board leadership structures are appropriate for companies in different situations. We intend to continue to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

Board Role in Risk Oversight

The Board performs its risk oversight function primarily through (a) its two standing committees, which report to the entire Board and are comprised solely of independent directors and (b) monitoring by the Company’s Chief Compliance Officer in accordance with its compliance policies and procedures.

 As described below in more detail under “Audit Committee” and “Nominating and Corporate Governance Committee,” the audit committee and the nominating and corporate governance committee assist the Board in fulfilling its risk oversight responsibilities. The audit committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting and audits of the Company’s financial statements and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The nominating and corporate governance committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by the Company’s stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and its committees. Both the audit committee and the nominating and corporate governance committee consist solely of independent directors.

The Board also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The Company’s Chief Compliance Officer prepares a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s report, which is reviewed by the Board, addresses at a minimum: (a) the operation of the compliance policies and procedures of the Company and certain of its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the independent directors periodically, but in no event less than once each year.

The Company believes that the role of the Board in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. Specifically, as a BDC, the Company must comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, the Company’s ability to incur indebtedness is limited such that its asset coverage must equal at least 200% (or 150%, if certain requirements are met) immediately after each time it incurs indebtedness and the Company generally has to invest at least 70% of its total assets in “qualifying assets.” In addition, the Company has elected to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code. As a RIC, the Company must, among other things, meet certain income source and asset diversification requirements.

The Company believes that the existing role of the Board in risk oversight is appropriate. However, the Company re-examines the manners in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet the Company’s needs.

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Committees

The Board expects to have an Audit Committee, Investment Committee and a Nominating Committee and may form additional committees in the future.

Audit Committee

The Audit Committee will be composed of the two independent directors, neither of whom will be considered an “interested person” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act. Our Board has determined that our Audit Committee chair is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the 1934 Act. We expect that our Audit Committee members will meet the current independence and experience requirements of Rule 10A-3 of the 1934 Act.

In accordance with its written charter adopted by the Board, the Audit Committee (a) assists the Board’s oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) prepares an Audit Committee report, if required by the SEC, to be included in our annual proxy statement; (c) oversees the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and financial reporting policies and internal controls; (d) determines the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof; (e) pre-approves all audit and non-audit services provided to us and certain other persons by such independent registered public accounting firm; and (f) acts as a liaison between our independent registered public accounting firm and the Board.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) will be composed of William Perez (chair) and Michael Hoag, each of whom is not considered an “interested person” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act.

In accordance with its written charter adopted by the Board, the Nominating Committee recommends to the Board persons to be nominated by the Board for election at the Company’s meetings of our stockholders, special or annual, if any, or to fill any vacancy on the Board that may arise between stockholder meetings. The Nominating Committee also makes recommendations with regard to the tenure of the directors and is responsible for overseeing an annual evaluation of the Board and its committee structure to determine whether the structure is operating effectively. The Nominating Committee will consider for nomination to the Board candidates submitted by our stockholders or from other sources it deems appropriate.

Stockholders may submit candidates for nomination to the Board as provided in our bylaws. First, the stockholder submitting the nomination must meet certain eligibility criteria, such as owning a minimum number of shares or holding shares for a specified period. The stockholder must then provide a written notice to the Secretary within the timeframe specified in the governing documents. This notice includes required information such as the stockholder’s and nominee’s names and addresses, the number of shares held, the nominee’s qualifications, and a statement from the nominee consenting to serve as a director if elected. Once submitted, the Nominating Committee will review the nominations and determine whether the nominees meet the required qualifications and criteria. If the Nominating Committee approves the nomination, the nominee’s name will be included in our proxy materials and presented to stockholders for election at the annual or special meeting.

Indemnification Agreements

We intend to enter into indemnification agreements with our directors. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under Delaware law and the 1940 Act. Each indemnification agreement will provide that we will indemnify the director who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her corporate status, the director is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.

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Portfolio Management

The management of our investment portfolio is the responsibility of Adviser and its investment professionals, including the Investment Committee. We consider the members of the Investment Committee to be the Company’s portfolio managers. Adviser (along with our executive team) sources investment opportunities, conducts research, performs due diligence on potential investments, structures our investments and will monitor our portfolio companies on an ongoing basis. The Investment Committee will meet regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by Adviser on our behalf. In addition, the Investment Committee will review and determines whether to make prospective investments and monitors the performance of the investment portfolio. Each investment opportunity requires the unanimous approval of the Investment Committee. Follow-on investments require the Investment Committee’s approval. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, may require approval by the Investment Committee. Their compensation package from Adviser is expected to include a combination of fixed draw and variable incentive compensation based primarily on performance for services provided.

None of Adviser’s investment professionals receive any direct compensation from the Company in connection with the management of our portfolio. The members of the Investment Committee, through their financial interests in Adviser, are entitled to a portion of the profits earned by Adviser, which includes any fees payable to Adviser under the terms of the Investment Advisory Agreement, less expenses incurred by Adviser in performing its services under the Investment Advisory Agreement.

Advisor Personnel and Investment Committee

All investment decisions require the unanimous approval of the Investment Committee, currently comprised of David Abell, Michael Hoag and William Perez. The Board, including the independent directors, oversees and monitors the investment performance and, beginning with the second anniversary of the effective date of the Investment Advisory Agreement, will annually review the compensation the Company pays to Adviser to determine that the provisions of the Investment Advisory Agreement are carried out. See “Item 1I.  Description of Business — Investment Advisory Agreement” for more information, including information regarding the termination provisions of the Investment Advisory Agreement.

ITEM 6. EXECUTIVE COMPENSATION

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of Adviser, pursuant to the terms of the Investment Advisory Agreement and by individuals who are employees of Avala Partners, pursuant to the terms of the Administration Agreement. Our day-to-day administrative operations are managed by Avala Partners. Most of the services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by Adviser.

Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Our day-to-day investment operations are managed by Adviser. Administrative services necessary for our business are provided by individuals who are employees Avala Partners, pursuant to the terms of our Administration Agreement. Each of our executive officers is expected to be contracted through Avala Partners. We reimburse Avala Partners for its allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including its allocable portion of the cost of our officers and their respective staffs, and we reimburse Adviser for certain expenses under the Investment Advisory Agreement. See “Item I(c). Description of Business — Investment Advisory Agreement” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”

Compensation of Directors

No compensation is expected to be paid to our directors who are “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act. Each independent director and each interested director who is not an employee of Adviser or any of its affiliates, will not be compensated initially but following the receipt of funds in our initial offering we expect the board to approve a retainer of at $1,250 quarterly ($5,000 annually) for serving on the Board.  Compensation for independent directors may be modified at any time by approval of the board and a majority of stockholders.  “Interested Directors” that are employees of Adviser or its affiliates do not receive additional compensation for service as a member of our Board. We also reimburse each of the independent directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time-to-time.

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ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

Investment Advisory Agreement

We intend to enter into the Investment Advisory Agreement with Adviser pursuant to which we will pay management fees to Adviser. See “Item 1(c). Description of Business — Investment Advisory Agreement.” We expect that the Investment Advisory Agreement will be approved by the Board. Unless earlier terminated, the Investment Advisory Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board, including a majority of independent directors, or by the holders of a majority of our outstanding voting securities.

Administration Agreement

We intend to enter into the Administration Agreement with Avala Partners, pursuant to which the Administrator will be responsible for providing us with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. See “Item 1(c). Description of Business — Administration Agreement.”

Relationship with Adviser and Potential Conflicts of Interest

Adviser may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of the Company or our stockholders. In addition, prior to an IPO and in accordance with its obligations under the 1940 Act, Adviser intends to agree to allow certain stockholders the opportunity to participate in certain investment opportunities that we may also participate in.

Adviser and its affiliates have procedures and policies in place designed to manage the potential conflicts of interest between its fiduciary obligations to us and its similar fiduciary obligations to other clients. An investment opportunity that is suitable for multiple clients of Adviser and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. There can be no assurance that Adviser’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor. The principals of Adviser do not manage any other investment vehicles and we do not expect to have co-investment restrictions set forth under the 1940 Act that ensure the equitable allocation of investment opportunities.

Certain Business Relationships

None of our current directors and officers are directors or officers of Adviser.

Promoters and Certain Control Persons

Adviser may be deemed a promoter of the Company. We intend to enter into the Investment Advisory Agreement with Adviser. Adviser, for its services to us, will be entitled to receive management fees in addition to the reimbursement of certain expenses. In addition, under the Investment Advisory Agreement, we expect, to the extent permitted by applicable law and in the discretion of our Board, to indemnify Adviser and certain of its affiliates. I “Item 1 (c). Description of Business— General.”

ITEM 8. LEGAL PROCEEDINGS

Neither we nor Adviser are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us or Adviser. From time to time, we or Adviser may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of these legal or regulatory proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

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ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our outstanding common stock will be offered and sold in transactions exempt from registration under the 1933 Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our common stock currently, nor can we give any assurance that one will develop.

Because shares are being acquired by investors in transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the shares are registered under applicable securities laws or specifically exempted from registration (in which case the stockholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our common stock.

Valuation of Portfolio Investments

The net asset value per share of our outstanding shares of common stock will be determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding. We calculate the value of our total assets in accordance with the following procedures.

As a BDC, we will generally invest in illiquid securities including debt and, to a lesser extent, equity securities of lower middle-market companies. Under procedures established by our Board, we will value investments for which market quotations are readily available and within a recent date at such market quotations. We obtain these market values from an independent pricing service or at the mean between the bid and ask prices obtained from at least two brokers or dealers (if available, otherwise by a principal market maker or a primary market dealer). When doing so, we will determine whether the quote obtained is sufficient in accordance with GAAP to determine the fair value of the security. Debt and equity securities that are not publicly traded or whose market prices are not readily available or whose market prices are not regularly updated will be valued at fair value as determined in good faith by our Board. Such determination of fair values may involve subjective judgments and estimates. Investments purchased within 60 days of maturity will be valued at cost plus accreted discount, or minus amortized premium, which approximates fair value.

Our Board will be ultimately and solely responsible for determining the fair value of the portfolio investments that are not publicly traded, whose market prices are not readily available on a quarterly basis in good faith or any other situation where portfolio investments require a fair value determination. Because we expect that there will not be a readily available market for many of the investments in our portfolio, we expect to value many of our portfolio investments at fair value as determined in good faith by our Board using a documented valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

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With respect to investments for which market quotations are not readily available or for which no indicative prices from pricing services or brokers or dealers have been received, our Board undertakes a multi-step valuation process each quarter, as described below:

•	the quarterly valuation process begins with each portfolio company or investment being initially evaluated and rated by the investment professionals responsible for the credit monitoring of the portfolio investment;

•	preliminary valuation conclusions are then documented and discussed with the investment committee;

•	our Board engages one or more independent valuation firm(s) to conduct fair value appraisals of material investments for which market quotations are not readily available. These fair value appraisals for material investments are received at least once in every calendar year for each portfolio company investment, but are generally received quarterly;

•	our audit committee of the Board reviews the preliminary valuations of Adviser and of the independent valuation firm(s) and responds and supplements the valuation recommendations to reflect any comments; and

•	our Board discusses these valuations and determines the fair value of each investment in the portfolio in good faith, based on the input of Adviser, the independent valuation firm(s) and the audit committee.

The valuation technique utilized in the determination of fair value is affected by a wide variety of factors including the type of investment, whether the investment is new and not yet established in the marketplace, and other characteristics particular to the transaction. The Board, together with our independent valuation firms, will generally use the yield approach to determine fair value of debt investments, as long as it is appropriate. If there is deterioration in credit quality or a debt investment is in work-out status, we may consider other factors in determining the fair value, including the value attributable to the debt investment from the enterprise value of the portfolio company or the proceeds that would be received in a liquidation analysis. The types of factors that may be taken into account in the determination of the fair value of our investments include, as relevant, the markets in which the portfolio company does business, overall market conditions, changes in the interest rate environment and the credit markets generally, comparisons to publicly traded securities, the enterprise value of the portfolio company, the portfolio company’s financial performance and ability to make scheduled payments, the nature and net realizable value of any collateral and other relevant factors.

We will report our investments at fair value with changes in value reported through our statements of operations under the caption “net change in unrealized gain (loss) on investments.” In determining fair value, we are required to assume that portfolio investments are to be sold in the principal market to market participants, or in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The market in which we can exit portfolio investments with the greatest volume and level activity is considered our principal market.

Distribution Policy

We generally intend to distribute, out of assets legally available for distribution, substantially all of our available earnings, on a quarterly basis, as determined by the Board in its discretion.

We will reinvest dividends on behalf of our stockholders that elect to reinvest their dividend. A stockholder may elect to reinvest its dividend by notifying Adviser in writing no later than ten days prior to the record date for dividends to our stockholders. We intend to adopt a dividend reinvestment plan that will provide for reinvestment of our dividends and other distributions on behalf of our stockholders unless a stockholder elects to receive cash pursuant to such plan.

Reports to Stockholders

We will furnish our stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

In conjunction with our formation on June 11, 2021, we issued and sold 100 shares of common stock and 65 shares of preferred stock to Mr. Abell, for an aggregate purchase price of $1,000. These Shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the 1933 Act.

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ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The following description is based on relevant portions of the Delaware General Corporation Law and on our charter and bylaws. This summary possesses the provisions deemed to be material but is not necessarily complete.

Description of Shares

General

The Company’s authorized stock consists of 1,400 shares of common stock and 100 shares of preferred stock having no par value per share. There is currently no market for the Company’s common stock, and the Company can offer no assurances that a market for its shares of common stock will develop in the future. There are no outstanding options or warrants to purchase the Company’s common stock. No stock has been authorized for issuance under any equity compensation plans. The Company has not entered into, nor does it currently intend to enter into, any side letters or similar agreements that directly or indirectly offer any rights or terms to certain stockholders that are not offered to other stockholders. Under Delaware law, Stockholders generally are not personally liable for the debts or obligations of the Company.

Common Stock

All shares of the Company’s common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of the Company’s common stock if, as and when authorized by the Board and declared by the Company out of funds legally available therefor. Shares of the Company’s common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by the Certificate of Incorporation, federal and state securities laws or by contract. In the event of the Company’s liquidation, dissolution or winding up, each share of the Company’s common stock would be entitled to share ratably in all of the Company’s assets that are legally available for distribution after the Company pays all debts and other liabilities and subject to any preferential rights of holders of the Company’s preferred stock, if any preferred stock is outstanding at such time. Each share of the Company’s common stock is entitled to one vote on all matters submitted to a vote of Stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of the Company’s common stock will possess exclusive voting power. A nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of Stockholders duly called and at which a quorum is present. Each share entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of the Company’s directors, and holders of less than a majority of such shares will not be able to elect any directors.

Preferred Stock

Our charter authorizes our Board of Directors to issue shares of preferred stock, in one or more series, and to establish voting powers and designations, preferences and relative, participating, optional or other special rights to the preferred stock – the extent permitted under the 1940 Act and the Delaware General Corporation Law.  The Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring, or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock, if any, would vote as a separate class from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions. We do not, however, currently have any plans to issue preferred stock.

Transferability of Shares

Prior to an IPO, Shares of the Company’s common stock have no preemptive, exchange, conversion or redemption rights. Shares are freely transferable except when their transfer is restricted by the Certificate of Incorporation, federal and state securities laws or by contract. No transfer will be effectuated except by registration of the transfer on the Company’s books. Each transferee must agree to be bound by these restrictions and all other obligations as a Stockholder in the Company.

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Following an IPO, Stockholders may be restricted from selling or transferring their shares of the Company’s common stock for a certain period of time by applicable securities laws or contractually by a lock-up agreement with the underwriters of the IPO.

Dissolution of the Company

The Company shall be dissolved upon the first to occur of the following:

(a) the mutual agreement of the Board and 66 2/3% in interest of common Stockholders;

(b) the vote of a majority of common Stockholders in the event that the Investment Advisor or any of the members of the Investment Committee or any affiliate thereof (the “Commonwealth Executives”) has engaged in Disabling Conduct (as defined below);

(c) the vote of both eighty percent (80%) in common shares and eighty percent (80%) in number of common Stockholders in the event that the Investment Advisor or any of the Commonwealth Executives has breached the standard of care set forth in “Item 1(c). Description of Business—Regulation as a Business Development Company—Indemnification”;

(d) the sale or other disposition of all or substantially all of the Company’s assets; or

(e) the entry of any order of judicial dissolution, if permitted under the 1940 Act.

As used herein, “Disabling Conduct” means that the applicable individual or entity (i) engaged in gross negligence, recklessness or willful misconduct in connection with the management of the affairs of the Company, and such act or omission has or is reasonably likely to have a material adverse financial effect on the Company; (ii) committed a knowing and material violation of the Investment Advisory Agreement (including breach of fiduciary duties to the Company or its Stockholders) and such violation has or is reasonably likely to have a material adverse financial effect on the Company; (iii) committed fraud in the management of the affairs of the Company; (iv) committed a willful violation of law in the management of the affairs of the Company and such violation has or is reasonably likely to have a material adverse financial effect on the Company; (v) has been convicted by a court of competent jurisdiction of a felony violation of the Federal securities laws or of a felony violation (other than a motor vehicle felony) involving moral turpitude; (vi) has been permanently enjoined by an order, judgment or decree of any governmental authority with respect to a violation of the Federal securities laws; or (vii) breach of fiduciary duty under ERISA; provided, however, that any such act, omission or event shall not be deemed to constitute Disabling Conduct by a Commonwealth Executive if within twenty (20) days of, with respect to clauses (i), (ii), (iii) and (iv), the date on which the Board or Advisor becomes aware of such conduct, and with respect to clauses (v) and (vi), the occurrence of such event, or such longer time period as may be approved by the Board, (A) such Commonwealth Executive’s employment with the Investment Advisor is terminated and (B) the Company is made whole for any actual financial loss of the Company (reduced by any amounts received by the Company as insurance proceeds), if any, directly caused by such act, omission or event (which, for the avoidance of doubt, shall not include indirect damages, consequential damages, lost profits or similar damages).

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The indemnification of the Company’s officers and directors is governed by Section 145 of the DGCL, the Certificate of Incorporation and bylaws. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

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Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the Stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it is ultimately determined that he or she was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted under such Section are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of Stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

The Certificate of Incorporation provides that the Company’s directors will not be liable to the Company or the Company’s Stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may hereafter be amended. DGCL Section 102(b)(7) provides that the personal liability of a director to a corporation or its Stockholders for breach of fiduciary duty as a director may be eliminated except for liability (1) for any breach of the director’s duty of loyalty to the registrant or its Stockholders, (2) for which the director would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of his or her duties, or by reason of his or her reckless disregard of his obligations and duties to the Company, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derives an improper personal benefit.

The bylaws provide for the indemnification of any person to the full extent permitted, and in the manner provided, by the current DGCL or as the DGCL may hereafter be amended.

As a BDC, the Company is not permitted to and will not indemnify the Advisor, any of its executive officers and directors, or any other person against liability arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office, or by reason of reckless disregard of obligations and duties of such person arising under contract or agreement.

Delaware Anti-takeover Law

The DGCL contains provisions that could make it more difficult for a potential acquirer to acquire the Company by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of the Company’s Stockholders. The Company believes, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms.

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The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at a meeting of Stockholders, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.  The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company.

The Board will adopt a resolution exempting from Section 203 of the DGCL any business combination between the Company and any other person, subject to prior approval of such business combination by the Board, including approval by a majority of the Independent Directors and the approval of a majority of the Stockholders.

Election of Directors

The Company’s Certificate of Incorporation and bylaws provide that the affirmative vote of the holders of a majority of the votes cast by Stockholders present in person or by proxy at an annual or special meeting of Stockholders and entitled to vote at such meeting is required to elect a director. Under the Company’s Certificate of Incorporation, the Board may amend the bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

The Certificate of Incorporation provides that the number of directors is set only by the Board in accordance with the bylaws. The bylaws provide that a majority of the entire Board may at any time increase or decrease the number of directors. However, unless the bylaws are amended, the number of directors may never be less than three nor more than seven. Under the Certificate of Incorporation and bylaws, any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the directors then in office. The limitations on the ability of Stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

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 Action by Stockholders

The Company’s Certificate of Incorporation provides that Stockholder action can be taken only at an annual or special meeting of Stockholders or by written consent in lieu of a meeting. This may have the effect of delaying consideration of a Stockholder proposal indefinitely.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

The Company’s bylaws provide that with respect to an annual meeting of Stockholders, nominations of persons for election to the Board and the proposal of business to be considered by Stockholders may be made only (1) by or at the direction of the Board, (2) pursuant to the Company’s notice of meeting or (3) by a Stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. Nominations of persons for election to the Board at a special meeting may be made only by or at the direction of the Board, and provided that the Board has determined that directors will be elected at the meeting, by a Stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring Stockholders to give the Company advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform Stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of Stockholders. Although the Company’s bylaws do not give the Board any power to disapprove Stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of Stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its Stockholders.

Stockholder Meetings

The Company’s Certificate of Incorporation provides that any action required or permitted to be taken by Stockholders at an annual meeting or special meeting of Stockholders may only be taken if it is properly brought before such meeting. In addition, in lieu of such a meeting, any such action may be taken by the written consent of the Company’s Stockholders. The Company’s Certificate of Incorporation also provides that, except as otherwise required by law, special meetings of the Stockholders can be called by (i) the secretary at the request of the Chairman of the Board, the Chief Executive Officer or by a resolution duly adopted by the affirmative vote of a majority of the Board or (ii) by one or more Stockholders holding a majority of the issued and outstanding voting stock upon no less than sixty (60) days written notice to the Board; provided, however, that the Board may waive such notice requirement in its sole discretion. In addition, the Company’s bylaws establish an advance notice procedure for Stockholder proposals to be brought before an annual meeting of Stockholders, including proposed nominations of candidates for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a Stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the Stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next Stockholder meeting Stockholder actions that are favored by the holders of a majority of the Company’s outstanding voting securities.

Calling of Special Meetings of Stockholders

The Company’s Certificate of Incorporation provides that special meetings of Stockholders may be called by the Board, the Chairman of the Board and the Chief Executive Officer.

Conflict with 1940 Act or ERISA

The Company’s bylaws provide that, if and to the extent that any provision of the DGCL or any provision of the Company’s Certificate of Incorporation or bylaws conflicts with any provision of the 1940 Act or ERISA, the applicable provision of the 1940 Act or ERISA will control.

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Exclusive Forum

The Company’s Certificate of Incorporation and bylaws provide that, to the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s Stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or bylaws or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a federal or state court located in the state of Delaware or New York. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed, to the fullest extent permitted by law, to have notice of and consented to these exclusive forum provisions and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by United States mail addressed to the Stockholder at the Stockholder’s address as it appears on the records of the Company, with postage thereon prepaid.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Limitation on Liability of Directors; Indemnification and Advance of Expenses

See “Item 11. Description of Registrant’s Securities to be Registered—Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

We expect to enter into indemnification agreements with our independent directors. The Company’s certification of incorporation will limit the directors’ liability to the fullest extent permitted under state corporate law, the 1940 Act and ERISA. Specifically, directors will not be personally liable to the Company or its Stockholders for any breach of fiduciary duty as a director, except for any liability:

•	for any breach of the director’s duty of loyalty to the Company or its Stockholders;

•	for acts or omissions not in good faith or which involve willful misconduct, gross negligence, bad faith, reckless disregard or a knowing violation of law;

•	for any transaction from which the director derived an improper personal benefit; and for any other acts against which indemnification is prohibited by state corporate law.

If state corporate law is amended to permit further elimination or limitation of the personal liability of directors, then the liability of directors will be eliminated or limited to the fullest extent permitted by law. So long as the Company is registered or regulated under the 1940 Act, any limitation of liability of the Company’s directors and officers as described above is limited to the extent prohibited by the 1940 Act or by any valid rule, regulation or order of the SEC.

The Company’s Certificate of Incorporation and bylaws provide that the Company will indemnify its directors and officers to the fullest extent authorized or permitted by law and this right to indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and personal and legal representatives; however, for proceedings to enforce rights to indemnification, the Company will not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless that proceeding (or part thereof) was authorized or consented to by the Board, provided that the exculpation and indemnification provisions in the Company’s Certificate of Incorporation and bylaws will be no more favorable to Commonwealth and its employees than the analogous provisions of the Subscription Agreement. The right to indemnification will include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Company’s obligation to provide indemnification and advancement of expenses is subject to the requirements of (i) ERISA and (ii) the 1940 Act and Investment Company Act Release No. 11330, which, among other things, preclude indemnification for any liability (whether or not there is an adjudication of liability or the matter has been settled) arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties, and require reasonable and fair means for determining whether indemnification will be made.

In addition, the Company will enter into indemnification agreements with its directors and officers that provide for a contractual right to indemnification to the fullest extent permitted by state corporate law.

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The Company may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to the Company’s employees and agents similar to those conferred to its directors and officers. The rights to indemnification and to the advancement of expenses are subject to the requirements of the 1940 Act and ERISA to the extent applicable. Any repeal or modification of the Certificate of Incorporation by Stockholders will not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer existing at the time of the repeal or modification with respect to any acts or omissions occurring prior to the repeal or modification.

Indemnification of Advisor and Administrator

Under the Investment Advisory Agreement and Administration Agreement the Advisor and the Administrator (each, an “Indemnitee”) will not be liable to us for (i) mistakes of judgment or for action or inaction that such person reasonably believed to be in our best interests absent such Indemnitee’s gross negligence, knowing and willful misconduct, or fraud or (ii) losses or expenses due to mistakes of judgment, action or inaction, or the negligence, dishonesty or bad faith of any broker or other agent of the Company who is not an affiliate of such Indemnitee, provided that such person was selected, engaged or retained without gross negligence, willful misconduct, or fraud.

We will indemnify each Indemnitee against any liabilities relating to our offering of our common stock or our business, operation, administration or termination, if the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, our interest and except to the extent arising out of the Indemnitee’s gross negligence, fraud or knowing and willful misconduct. We may pay the expenses incurred by the Indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition of such action, provided the Indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statements attached to this Registration Statement.

[Note: financial statements to be filed by amendment].

Page

Index to Unaudited Statement of Assets and Liabilities

Unaudited Statement of Assets and Liabilities as of Dec. 31, 2022

Notes to Unaudited Statement of Assets and Liabilities

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

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ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under ”Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

3.1	Amended and Restated Certificate of Incorporation

3.2	Bylaws

4.1	Form of Subscription Agreement *

10.1	Form of Investment Advisory Agreement *

10.2	Form of Administration Agreement *

10.3	Dividend Reinvestment Plan *

10.4	Form of Indemnification Agreement *

10.5	Form of Custody Agreement *

21.1	List of Subsidiaries—None

99.1	Code of Ethics *

* To be filed by amendment

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Avala BDC I, Inc.

Date: April 5, 2023	By:	/s/ David J. Abell
Name: David J. Abell
Title: Chief Executive Officer

	By:	/s/ Kirk Otis
Name: Kirk Otis
Title: Chief Financial Officer

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